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Exhibit 4.2

SALE AND SERVICING

AGREEMENT

among

AMERICREDIT OWNER TRUST 2003-1,
as Issuer,

AMERICREDIT WAREHOUSE CORPORATION,
as Depositor,

AMERICREDIT FINANCIAL SERVICES, INC.,
as Receivables Seller and as Servicer,

SYSTEMS & SERVICES TECHNOLOGIES, INC.,
as Master Servicer, and

BANK ONE, NA,
as Indenture Trustee

Dated as of March 18, 2003

AMERICREDIT OWNER TRUST 2003-1
RECEIVABLES-BACKED NOTES

i

ii

Page
SCHEDULES
Schedule A	Schedules of Receivables
Schedule B	Representations and Warranties of the Receivables Seller and the Servicer
Schedule C	Servicing Policies and Procedures
EXHIBITS
Exhibit A	Form of Servicer's Certificate
Exhibit B	Form of S&SA Assignment
ANNEXES
Annex A	Defined Terms
Annex B	Modified Master Servicer Provisions

iii

        SALE AND SERVICING AGREEMENT, dated as of March 18, 2003 (this "Agreement"), among AMERICREDIT OWNER TRUST 2003-1, a Delaware statutory trust (the "Issuer"), AMERICREDIT WAREHOUSE CORPORATION, a Nevada corporation (the "Depositor"), AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation, in its capacity as the Receivables Seller (the "Receivables Seller"), and in its capacity as Servicer (the "Servicer"), SYSTEMS & SERVICES TECHNOLOGIES, INC., a national banking association, as Master Servicer (the "Master Servicer") and BANK ONE, NA, a national banking association, as Indenture Trustee (the "Indenture Trustee").

        WHEREAS, the Issuer desires from time to time to purchase receivables arising in connection with motor vehicle retail installment sale contracts made by or acquired by the Receivables Seller through motor vehicle dealers and third party lenders;

        WHEREAS the Depositor has purchased certain of such receivables from the Receivables Seller pursuant to a Receivables Purchase and Contribution Agreement (and shall purchase certain of such Receivables pursuant to RPA Assignments entered into pursuant thereto);

        WHEREAS, the Depositor is willing to sell the receivables to the Issuer;

        WHEREAS the Issuer desires to purchase from the Depositor additional receivables arising in connection with motor vehicle retail installment sale contracts to be originated or acquired by the Receivables Seller;

        WHEREAS the Master Servicer and the Servicer are willing to service all such receivables in accordance with this Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions.

        SECTION 1.1.    [Reserved].

        SECTION 1.2.    Definitional Provisions.

        (a) Capitalized terms used herein and not otherwise defined herein have meanings assigned to them in Annex A hereto, or, if not defined therein, in the Trust Agreement.

        (b) All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

        (c) As used in this Agreement, in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such instrument, certificate or other document, and accounting terms partly defined in this Agreement or in any such instrument, certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect on the date of this Agreement or any such instrument, certificate or other document, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such instrument, certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such instrument, certificate or other document shall control.

        (d) The words "hereof," "herein," "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" shall mean "including without limitation."

        (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

ARTICLE II

Conveyance of Receivables.

        SECTION 2.1.    Conveyance of Receivables.

        (a) Subject to the conditions set forth in paragraph (b) below, on each Transfer Date the Depositor does hereby sell and contribute to the Issuer without recourse (subject to the obligations set forth herein), all right, title and interest of the Depositor in and to:

          (i) all Receivables acquired by the Depositor and listed on Schedule A to the related S&SA Assignment in the form attached hereto as Exhibit B;

          (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to such Receivables and any other interest of the Depositor acquired from the Receivables Seller in such Financed Vehicles;

          (iii) any proceeds and the right to receive proceeds with respect to such Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors and any proceeds from the liquidation of such Receivables;

          (iv) any proceeds from any Receivable repurchased by a Dealer pursuant to a Dealer Agreement or a Third-Party Lender pursuant to an Auto Loan Purchase and Sale Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Auto Loan Purchase and Sale Agreement;

          (v) all rights under any Service Contracts on the related Financed Vehicles;

          (vi) the related Receivables Files;

          (vii) all of the Depositor's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Receivables Purchase and Contribution Agreement (including all RPA Assignments entered into pursuant thereto), including the delivery requirements, representations and warranties and the cure and repurchase obligations of the Receivables Seller under the Receivables Purchase and Contribution Agreement (and all RPA Assignments entered into pursuant thereto), on or after the related Cut-off Date; and

          (viii) the proceeds of any and all of the foregoing.

        On the terms and conditions of this Agreement, on each Transfer Date, the Depositor agrees to offer for sale, and to sell, a portion of each of the Receivables (equal to the Sales Price therefor) to be sold hereunder on such Transfer Date to the Issuer and to contribute to the Owner Trust Estate of the Issuer the balance of each of the Receivables and to deliver the related Receivable Files to or at the direction of the Issuer. To the extent the Issuer has or is able to obtain sufficient funds to pay the Sales Price thereof, the Issuer agrees to purchase such Receivables offered for sale by the Depositor.

        On each Transfer Date after the Closing Date, the Depositor agrees to sell and contribute to the Issuer Receivables with an aggregate Principal Balance equal to the Receivables Amortization Amount plus the Required Delinquent Receivables Amount. In addition, on each Transfer Date after the Closing Date, the Depositor may sell and contribute to the Issuer Receivables with an aggregate Principal Balance equal to the unpaid Principal Balance of all Delinquent Receivables as of such Transfer Date in excess of the Required Delinquent Receivables Amount to the extent sold or contributed by the Receivables Seller to the Depositor.

        To the extent that on any Transfer Date following the Closing Date the Receivables Seller sells and contributes Receivables to the Depositor and the Depositor sells and contributes Receivables to the Issuer in respect of the Required Delinquent Receivables Amount (or in respect of Delinquent Receivables in excess of the Required Delinquent Receivables Amount), the Issuer shall instruct the Indenture Trustee to, and the Indenture Trustee shall, release the related Delinquent Receivables from the lien of the Indenture and shall instruct the Custodian to release the related Receivables Files to the Servicer.

        It is the intention of the parties hereto that each sale and contribution contemplated by this Agreement shall constitute an absolute sale and contribution of the related Receivables from the Depositor to the Issuer and that the related Receivables shall not be part of the Depositor's estate or otherwise be considered property of the Depositor in the event of the bankruptcy, receivership, insolvency, liquidation, conservatorship or similar proceeding relating to the Depositor or any of its property. Except as set forth below, it is not intended that any amounts available for reimbursement of Receivables be deemed to have been pledged by the Depositor to the Issuer or the Indenture Trustee to secure a debt or other obligation of the Depositor. In the event that (A) the purchase of Receivables by the Issuer is deemed by a court or applicable regulatory, administrative or other governmental body contrary to the express intent of the parties to constitute a pledge rather than a sale and contribution of the Receivables or (B) if amounts available now or in the future for reimbursement of any Receivables are held to be property of the Depositor or a loan to the Depositor, or (C) if for any reason this Agreement is held or deemed to be a financing or some other similar arrangement or agreement, then (i) this Agreement is and shall be a security agreement within the meaning of Articles 8 and 9 of the UCC; (ii) the Issuer shall be treated as having a first priority, perfected security interest in and to, and lien on, the Receivables sold and contributed to the Issuer hereunder; (iii) the agreement of the Depositor hereunder to sell and contribute the Receivables shall be a grant by the Depositor to the Issuer of a security interest in all of the Depositor's right (including the power to convey title thereto), title, and interest, whether now owned or hereafter acquired, in and to (A) all amounts reimbursable now or in the future by or with respect to the Receivables and (B) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all such amounts from time to time held or invested in accounts maintained by or on behalf of the Depositor or by or on behalf of the Issuer, whether in the form of cash, instruments, securities or other property. The possession by the Issuer or its agent of notes and such other goods, money, documents or such other items of property as constitute instruments, money, negotiable documents or chattel paper, and the filing of a UCC Financing Statement, shall be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the UCC of any applicable jurisdiction; and notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of any such holder for the purpose of perfecting such security interest under applicable law.

        (b) The Depositor shall transfer to the Issuer the Receivables and the other property and rights related thereto described in paragraph (a) above subject to the satisfaction of each of the following conditions:

          (i) the Depositor shall deliver to the Majority Noteholder and the Indenture Trustee on or prior to the Business Day immediately preceding each Transfer Date and each date a Servicer's Report is delivered, an amended and restated Schedule of Receivables listing all Receivables owned by the Issuer as of such date (the "Schedule of Receivables");

          (ii) as of each Transfer Date, (A) neither the Depositor nor the Receivables Seller shall be insolvent and neither shall become insolvent as a result of the transfer of Receivables on such Transfer Date, (B) neither the Depositor nor the Receivables Seller shall intend to incur or believe that either of them shall incur debts that would be beyond their respective abilities to pay as such debts mature, (C) such transfer shall not have been made with actual intent to hinder, delay or defraud any Person and (D) neither the assets of the Depositor nor the assets of the Receivables Seller shall constitute unreasonably small capital to carry out their respective businesses as conducted;

          (iii) each of the representations and warranties made by the Receivables Seller and the Depositor pursuant to Section 3.1 with respect to the Receivables to be transferred on such Transfer Date shall be true and correct as of the related Transfer Date, and the Receivables Seller shall have performed all obligations to be performed by it under the Receivables Purchase and Contribution Agreement and hereunder on or prior to such Transfer Date;

          (iv) the Receivables Seller shall, at its own expense, on or prior to the Transfer Date indicate in its computer files that the Receivables identified in the related RPA Assignment have been sold to the Issuer;

          (v) the Depositor and the Receivables Seller shall have taken any action required to maintain the first priority perfected ownership interest of the Issuer in the Owner Trust Estate and the first perfected security interest of the Indenture Trustee in the Collateral;

          (vi) no selection procedures adverse to the interests of the Noteholders shall have been utilized in selecting the related Receivables; provided, however, that no adverse selection procedures are deemed to have been utilized with respect to the $800,000,000 in seasoned receivables which were selected by the Receivables Seller for sale to the Depositor on the Closing Date; and

          (vii) the addition of any such Receivables shall not result in an adverse tax consequence to the Issuer or the Noteholders.

        The Receivables Seller covenants that in the event any of the foregoing conditions precedent are not satisfied with respect to any Receivable on the date required as specified above, the Receivables Seller will repurchase such Receivable from the Depositor who will consequently repurchase such Receivable from the Issuer in the manner specified in Section 4.7, at a price equal to the Repurchase Price.

        In the event that the Issuer has provided a Redemption Notice to the Indenture Trustee pursuant to Section 2.16(b) of the Indenture, upon the deposit of the Redemption Price into the Collection Account, the Indenture Trustee shall release the Receivables from the Lien of the Indenture and the Issuer may, upon the direction of the Certificateholders, convey and assign the Receivables free and clear of the Lien of the Indenture.

        SECTION 2.2.    Further Encumbrance of the Collateral.    (a) Immediately upon the conveyance to the Issuer by the Depositor of any item of the Collateral pursuant to Section 2.1, all right, title and interest of the Depositor in and to such item of the Collateral shall terminate, and all such right, title and interest shall vest in the Issuer, in accordance with the Trust Agreement and Sections 3802 and 3805 of the Statutory Trust Statute (as defined in the Trust Agreement).

        (b) Immediately upon the vesting of the Collateral in the Issuer, the Issuer shall have the sole right to pledge or otherwise encumber, such Collateral. Pursuant to the Indenture, the Issuer shall grant a security interest in the Collateral to the Indenture Trustee securing the repayment of the Notes. The Certificates shall represent the beneficial ownership interest in the Collateral, and the Certificateholders shall be entitled to receive distributions with respect thereto as set forth in the Indenture and the Trust Agreement.

        (c) Following the payment in full of the Notes and the release and discharge of the Indenture, all covenants of the Issuer under Article III of the Indenture shall, until payment in full of the Certificates, remain as covenants of the Issuer for the benefit of the Certificateholders, enforceable by the Certificateholders to the same extent as such covenants were enforceable by the Noteholders prior to the discharge of the Indenture. Any rights of the Indenture Trustee under Article III of the Indenture, following the discharge of the Indenture, shall vest in Certificateholders.

        (d) The Indenture Trustee shall, at such time as there are no Notes Outstanding and all sums due to the Indenture Trustee and the Secured Parties pursuant to this Agreement have been paid, release any remaining portion of the Trust Estate to the Certificateholders.

        SECTION 2.3.    Class C Notes.    In consideration for arranging the transactions contemplated by the Basic Documents, on the Closing Date, the Issuer shall deliver the Class C Notes to or at the direction of Deutsche Bank Securities Inc.

ARTICLE III

The Receivables.

        SECTION 3.1.    Representations and Warranties of the Receivables Seller and Depositor.

        (a) The Receivables Seller hereby represents and warrants that each of the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B is true and correct with respect to the Receivables it transferred to the Depositor and the Receivables Seller acknowledges that both the Depositor and the Issuer have relied on such representations and warranties in acquiring the Receivables and upon which the Noteholders shall be deemed to rely in purchasing the Notes. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the related Transfer Date, but shall survive the sale and contribution of the Receivables to the Depositor and the sale and contribution by the Depositor to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The Receivables Seller hereby represents and warrants, on the date hereof and each Transfer Date, that the information set forth in the Schedule of Receivables is true and correct and that the Schedule of Receivables lists each Receivable sold and contributed by it to the Depositor and sold and contributed by the Depositor to the Issuer.

        (b) The Depositor hereby represents and warrants that each of the representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B is true and correct with respect to the Receivables it transferred to the Issuer and the Depositor acknowledges that the Issuer has relied on such representations and warranties in acquiring the Receivables and upon which the Noteholders shall be deemed to rely in purchasing the Notes. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the related Transfer Date, but shall survive the sale and contribution of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture. The Depositor hereby represents and warrants, on the date hereof and each Transfer Date, that the information set forth in the Schedule of Receivables is true and correct and that the Schedule of Receivables lists each Receivable sold and contributed to the Issuer.

        SECTION 3.2.    Repurchase upon Breach.

        (a) Each of the Receivables Seller, the Depositor, the Servicer, the Master Servicer, the Indenture Trustee or the Owner Trustee, as the case may be, shall inform the Majority Noteholder and the other parties to this Agreement promptly, which notice shall be in writing, upon the discovery by any such party of any breach of the Receivables Seller's or Depositor's representations and warranties made pursuant to Section 3.1. As of the fifth Business Day following the discovery by the Receivables Seller or Depositor or receipt by the Receivables Seller or Depositor of notice of such breach, unless such breach is cured by such date, the Receivables Seller shall have an obligation to repurchase any Receivable in which the value of such Receivable or the interests of the Noteholders are materially adversely affected by any such breach as of such date. In consideration of and simultaneously with the repurchase of the Receivable, the Receivables Seller shall remit to the Collection Account in the manner specified in Section 5.4 the Repurchase Price, and the Issuer shall execute such assignments and other documents reasonably requested by such person in order to effect such repurchase. Except as otherwise set forth in the next paragraph, the sole remedy of the Depositor, the Issuer, the Owner Trustee, the Master Servicer, the Indenture Trustee or the Noteholders with respect to a breach of representations and warranties pursuant to Section 3.1 and the agreement contained in this Section shall be the repurchase of Receivables pursuant to this Section, subject to the conditions contained herein or to enforce the obligation of the Receivables Seller to repurchase such Receivables pursuant to the Receivables Purchase and Contribution Agreement (and all RPA Assignments entered into pursuant thereto) and this Section 3.2. Neither the Owner Trustee, the Indenture Trustee nor the Custodian shall have any duty to conduct any affirmative investigation as to the occurrence of any conditions requiring the repurchase of any Receivable pursuant to this Section 3.2.

        In addition to the foregoing and notwithstanding whether the related Receivable shall have been purchased by the Receivables Seller, the Receivables Seller shall indemnify the Depositor, the Issuer, the Owner Trustee, the Master Servicer, the Indenture Trustee, the Custodian and the officers, directors, agents and employees thereof, and the Noteholders against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach.

        (b) Pursuant to Section 2.1 of this Agreement, the Depositor conveyed to the Issuer all of the Depositor's right, title and interest in its rights and benefits, but none of its obligations or burdens, under the Receivables Purchase and Contribution Agreement (including all RPA Assignments entered into pursuant thereto) including the Depositor's rights under the Receivables Purchase and Contribution Agreement and the delivery requirements, representations and warranties and the cure or repurchase obligations of the Receivables Seller thereunder. The Depositor hereby represents and warrants to the Issuer that such assignment is valid, enforceable and effective to permit the Issuer to enforce such obligations of the Receivables Seller under the Receivables Purchase and Contribution Agreement (and all RPA Assignments entered into pursuant thereto).

        SECTION 3.3.    Custody of Receivables Files.

        (a) In connection with the sale, transfer and assignment of the Collateral to the Issuer pursuant to this Agreement and simultaneously with the execution and delivery of this Agreement, the Indenture Trustee shall enter into the Custodian Agreement with the Custodian and the Issuer, dated as of March 18, 2003, pursuant to which the Indenture Trustee shall appoint the Custodian, which shall initially be Bank One Trust Company, N.A., and the Custodian shall accept such appointment, to act as the agent of the Indenture Trustee as custodian of the Custodial Files which shall be delivered to the

Custodian as agent of the Indenture Trustee in the manner and within the time periods set forth in the Custodian Agreement (with respect to each Receivable):

          (i) The fully executed original of the Receivable containing a Protective Stamp; and

          (ii) A copy of the Lien Certificate (when received) and otherwise such documents, if any, that the Receivables Seller keeps on file in accordance with its customary procedures indicating that the Financed Vehicle is owned by the Obligor and subject to the interest of the Receivables Seller (or a Titled Third-Party Lender) as first lienholder or secured party (including any Lien Certificate received by the Receivables Seller), or, if the Lien Certificate has not yet been received, either (i) a copy of the application therefor, showing the Receivables Seller (or a Titled Third-Party Lender) as secured party or (ii) a copy of the executed and completed Dealer Agreement related to such Receivable.

        (b) If the Receivables Seller does not deliver a copy of the Lien Certificate with respect to a Receivable within the time periods set forth above, the Receivables Seller or the Servicer shall deliver a copy of such Lien Certificate to the Custodian not later than five (5) Business Days after receipt of such Lien Certificate.

        (c) In the event that a copy rather than the original Lien Certificate is delivered to the Custodian with respect to any Receivable in accordance with subclause (b) above, the Receivables Seller shall deliver (or cause the Servicer to deliver) the original of such Lien Certificate (a "Requested Lien Certificate") to the Custodian within 30 Business Days following its receipt of written instructions from the Majority Noteholder (with a copy to the Custodian) to deliver such original Lien Certificate. Within 30 Business Days following its receipt of written instructions from the Majority Noteholder (with a copy to the Custodian), the Receivables Seller shall deliver to the Custodian (i) Assignments of the Receivables to the Indenture Trustee or such other party as may be specified by the Majority Noteholder, together with any intervening assignments of the Receivables to the Receivables Seller and/or (ii) a copy of the original credit application of each Obligor, fully executed by each such Obligor, on the Receivables Seller's customary form, or on a form approved by the Receivables Seller, for such application, or in the event that the application was obtained electronically, a printout of the electronic file reflecting the credit information provided by the Obligor (any of the foregoing documents, together with any Requested Lien Certificate, a "Demand Document"). All Demand Documents will be clearly labeled with the loan number to which they correspond, will be provided to the Custodian grouped in loan number order and will not be contained within separate file folders.

        (d) All of the documents delivered to the Custodian with respect to a Receivable pursuant to this Section 3.3 shall be included in the Custodial File of such Receivable.

        (e) The Servicer covenants that, in the event the original Lien Certificate is not delivered pursuant to subclause (c) above, it will track the Receivable associated with the undelivered original Lien Certificate and deliver a monthly report to the Majority Noteholder (which report shall list the undelivered original Lien Certificate and its associated Receivable) until such time as the original Lien Certificate is delivered to the Custodian. In the event that, with respect to any Receivable, a copy of, or, if applicable, the original, Lien Certificate has not been delivered to the Custodian within 210 Business Days from the Closing Date, the Receivables Seller shall repurchase the Receivable associated with such undelivered original Lien Certificate from the Depositor (who will consequently repurchase such Receivable from the Issuer in the manner specified in Section 4.7), at a price equal to the Repurchase Price within 10 days of the end of such 210 Business Day period.

        (f) The Receivables Seller covenants that in the event any of the foregoing documents are not delivered in accordance with the terms of the Custodian Agreement or there exists a defect with respect to any document that adversely affect the value of any Receivable or the interest of the Noteholders in any Receivable, the Receivables Seller shall, pursuant to notice provided by the

Exceptions Report, or written notice from the Indenture Trustee, the Master Servicer or the Majority Noteholder, deliver any such undelivered document(s) or cure any such defective document(s) within 10 days of such notice. If, at the end of such 10 day period, the Receivables Seller has failed to deliver an undelivered document or cure a defective document, the Receivables Seller shall repurchase any Receivable(s) associated with such undelivered or defective document(s) from the Depositor (who will consequently repurchase such Receivable from the Issuer in the manner specified in Section 4.7), at a price equal to the Repurchase Price.

        SECTION 3.4.    Credit Scoring Methodology.    The Receivables Seller covenants that it will not amend the credit score model it uses to establish the AmeriCredit Scores unless it is in possession of statistically valid information that demonstrates that utilizing the amended model to acquire receivables benefits both the Receivables Seller and the Noteholders. The methodology of the amended credit score model shall match the methodology of the model used on the Closing Date. Any amendment pursuant to this Section 3.4 shall be consistent with appropriate consumer credit scorecard development standards as well as statistical research method standards.

ARTICLE IV

Administration and Servicing of Receivables.

        SECTION 4.1.    Duties of the Master Servicer.    The Master Servicer is hereby authorized to act as agent for the Issuer and in such capacity shall manage, service, administer and make collections on the Receivables, and perform the other servicing actions required under this Agreement. The Master Servicer agrees that its servicing of the Receivables shall be carried out in accordance with customary and usual procedures of institutions which service motor vehicle retail installment sales contracts and, to the extent more exacting, the degree of skill and attention that the Master Servicer exercises from time to time with respect to all comparable motor vehicle receivables that it services for itself or others (the "Servicing Standard"). The Master Servicer's duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting any required tax information to Obligors, monitoring the collateral, complying with the terms of the Lockbox Agreement, accounting for collections and furnishing monthly and annual statements to the Indenture Trustee and the Majority Noteholder with respect to distributions, monitoring the status of Insurance Policies with respect to the Financed Vehicles and performing the other duties specified herein.

        To the extent consistent with the Servicing Standard, the Master Servicer shall have full power and authority, acting alone, to do any and all things in connection with such managing, servicing, administration and collection that it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer is hereby authorized and empowered by the Issuer to execute and deliver, on behalf of the Issuer, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and with respect to the Financed Vehicles; provided, however, that notwithstanding the foregoing, the Master Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Receivable or waive the right to collect the unpaid balance of any Receivable from the Obligor except in accordance with the Servicing Standard.

        The Master Servicer is hereby authorized to commence, in its own name or in the name of the Issuer, a legal proceeding to enforce a Receivable pursuant to Section 4.3 or to commence or participate in any other legal proceeding (including, without limitation, a bankruptcy proceeding) relating to or involving a Receivable, an Obligor or a Financed Vehicle. If the Master Servicer commences or participates in such a legal proceeding in its own name, the Issuer shall thereupon be deemed to have automatically assigned such Receivable to the Master Servicer solely for purposes of commencing or participating in any such proceeding as a party or claimant, and the Master Servicer is authorized and empowered by the Issuer to execute and deliver in the Master Servicer's name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such proceeding. The Indenture Trustee shall furnish the Master Servicer with any limited powers of attorney and other documents which the Master Servicer may reasonably request and which the Master Servicer deems necessary or appropriate and take any other steps which the Master Servicer may deem necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

        Notwithstanding the above, the Master Servicer has delegated its servicing obligations in this Article IV to the Servicer, subject to the following:

          (i)    the Servicer shall perform the duties assigned to the Servicer in this Agreement in accordance with the Servicing Standard;

          (ii)    so long as the Receivables Seller is the Servicer, the Servicer shall substantially comply with the policies and procedures described on Schedule C, as such policies and procedures may be updated from time to time in the performance of its obligations under this Agreement; to the extent the Servicer's customary standards, policies and procedures are consistent with the Servicing Standard, the Receivables Seller may follow such standards, policies and procedures in performing the duties assigned to the Servicer hereunder;

          (iii)    the Master Servicer shall continue to be responsible for any duties specifically assigned to the Master Servicer in this Agreement;

          (iv)    in the event the Servicer fails to perform its obligations hereunder and is removed or terminated as the Servicer, the Master Servicer shall, upon not less than 30 days written notice from the Majority Noteholder, be responsible for the Servicer's duties in this Agreement as if it were the Servicer, except as expressly set forth in Annex B hereto, provided that the Master Servicer shall not be liable for the Servicer's breach of its obligations;

          (v)    within 45 days of the Closing Date, the Master Servicer shall have conducted an on-site inspection of the Servicer's operations in connection with this Agreement, and shall conduct additional on-site inspections not less frequently than every 6 months thereafter. Within 10 days of each such inspection, the Master Servicer shall deliver a certificate (in a form to be agreed upon in good faith between the Master Servicer and the Majority Noteholder) (the "Master Servicer Certificate") certifying that the Master Servicer has conducted an inspection consistent with this Section 4.1. During each such inspection, the Master Servicer shall perform certain review procedures to be agreed upon in good faith by the Master Servicer, the Majority Noteholder and, prior to an Event of Default, the Servicer, including, without limitation, such review procedures as the Master Servicer may require in order to be put in a position to assume the servicing responsibilities of the Servicer if required hereunder; and

          (vi)    within 45 days of the Closing Date, the Master Servicer shall complete all data-mapping, and, upon the receipt of Monthly Tapes pursuant to Section 4.13: (A) electronically compile the Monthly Tape data in the Master Servicer's "off-line" computer, and (B) update or amend the data-mapping pursuant to any updated or amended fields in the Monthly Tapes.

        SECTION 4.2.    Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreements.

        (a)    Consistent with the Servicing Standard, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due, and shall follow such collection procedures as it follows with respect to all comparable automobile receivables that it services for itself or others and otherwise act with respect to the Collateral, the Dealer Agreements, the Dealer Assignments, the Auto Loan Purchase and Sale Agreements, the Third-Party Lender Assignments and the Insurance Policies in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Issuer with respect thereto. The Servicer is authorized in its discretion to waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing any Receivable.

        (b)    The Servicer may at any time agree to a modification or amendment of a Receivable in order to (i) change the Obligor's regular due date to a date within the Collection Period in which such due date occurs or (ii) re-amortize the Scheduled Receivable Payments on the Receivable following a partial prepayment of principal, in accordance with the Servicing Standard if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Issuer with respect to such Receivable, and is otherwise in the best interests of the Issuer.

        (c)    The Servicer may grant payment extensions on, or other modifications or amendments to, a Receivable (in addition to those modifications permitted by Section 4.2(b)) in accordance with the Servicing Standard if the Servicer believes in good faith that such extension, modification or amendment is necessary to avoid a default on such Receivable, will maximize the amount to be received by the Issuer with respect to such Receivable, and is otherwise in the best interests of the Issuer; provided, however, that:

          (i)    In no event may a Receivable be extended more than twice during any twelve month period or more than eight times during the full term of such Receivable, provided that if the governing documentation with respect to any Securitization sponsored by AmeriCredit subsequent to the date hereof permits more frequent and/or total extensions, such standards shall be deemed to apply hereto;

          (ii)    In no event may a Receivable be extended beyond the date 12 months after the original maturity date;

          (iii)    the Servicer shall not amend or modify a Receivable (except as provided in Section 4.2(b) and clause (i) and (ii) of this Section 4.2(c)) if an Overcollateralization Shortfall would result therefrom.

        (d)    The Servicer shall use its best efforts to notify or direct Obligors to make all payments on the Receivables, whether by check or by direct debit of the Obligor's bank account, to be made directly to one or more Lockbox Banks, acting as agent for the Issuer pursuant to a Lockbox Agreement. The Servicer shall use its best efforts to notify or direct any Lockbox Bank to (i) deposit all payments on the Receivables in the Lockbox Account no later than the Business Day after receipt and (ii) transfer by wire transfer of immediately available funds on each Business Day all cleared funds on deposit in the Lockbox Account to the Collection Account. The Lockbox Account shall be a demand deposit account held by the Lockbox Bank, or an Eligible Deposit Account.

        No later than one month after the related Transfer Date, the Servicer shall have notified each Obligor that makes its payments on the Receivables by check to make such payments thereafter directly to the Lockbox Bank (except in the case of Obligors that have already been making such payments to the Lockbox Bank), and shall have provided each such Obligor with remittance invoices in order to enable such Obligors to make such payments directly to the Lockbox Bank for deposit into the Lockbox Account, and the Servicer will continue, not less often than every three months, to so notify those Obligors who have failed to make payments to the Lockbox Bank. The Servicer will prohibit payments on receivables other than the Receivables from being made to the Lockbox Account. If and to the extent requested by the Majority Noteholder, the Servicer shall request each Obligor that makes payment on the Receivables by direct debit of such Obligor's bank account, to execute a new authorization for automatic payment which in the judgment of the Majority Noteholder is sufficient to authorize direct debit by the Lockbox Bank on behalf of the Issuer. If at any time, the Lockbox Bank is unable to directly debit an Obligor's bank account that makes payment on the Receivables by direct debit and if such inability is not cured within 15 days or cannot be cured by execution by the Obligor of a new authorization for automatic payment, the Servicer shall notify such Obligor that it cannot make payment by direct debit and must thereafter make payment by check.

        Notwithstanding any Lockbox Agreement, or any of the provisions of this Agreement relating to the Lockbox Agreement, the Servicer shall remain obligated and liable to the Issuer, the Indenture Trustee and Noteholders for servicing and administering the Trust Estate in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

        In the event of a termination of the Servicer (unless the successor Servicer is the Master Servicer) the outgoing Servicer shall, upon request of the Majority Noteholder, but at the expense of the outgoing Servicer, deliver to the successor Servicer all documents and records relating to each such Lockbox Agreement and an accounting of amounts collected and held by the Lockbox Bank and, if so directed by the Majority Noteholder, use its best efforts to effect the orderly and efficient transfer of any Lockbox Agreement to the successor Servicer. In the event that the Majority Noteholder elects to change the identity of the Lockbox Bank, the outgoing Servicer, at its expense, shall cause the Lockbox Bank to deliver, at the direction of the Majority Noteholder, to the Master Servicer or a successor Lockbox Bank, all documents and records relating to the Receivables and all amounts held (or thereafter received) by the Lockbox Bank (together with an accounting of such amounts) and shall otherwise use its best efforts to effect the orderly and efficient transfer of the lockbox arrangements and the Servicer shall notify the Obligors to make payments to the Lockbox Account established by the successor.

        (e)    The Servicer shall remit all payments by or on behalf of the Obligors received directly by the Servicer to the Lockbox Bank for deposit into the Collection Account, in either case, and as soon as practicable, but in no event later than the Business Day after receipt thereof.

        SECTION 4.3.    Realization upon Receivables.

        (a)    Consistent with the Servicing Standard, the Servicer shall use its best efforts to repossess (or otherwise comparably convert the ownership of) and liquidate any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed, as soon as is practicable after default on such Receivable; provided, however, that the Servicer may elect not to repossess a Financed Vehicle within such time period if in its good faith judgment it determines that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance; provided, further, however, that the Servicer shall liquidate any repossessed Financed Vehicle within 90 days after repossession. The Servicer is authorized to follow such customary practices and procedures as it shall deem necessary or advisable, consistent with the Servicing Standard, which practices and procedures may include reasonable efforts to realize upon any recourse to Dealers and Third-Party Lenders, the sale of the related Financed Vehicle at public or private sale, the submission of claims under an Insurance Policy and other actions by the Servicer in order to realize upon such a Receivable. The foregoing is subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with any repair or towards the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession shall increase the proceeds of liquidation of the related Receivable by an amount greater than the amount of such expenses. All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Collection Account without deposit into any intervening account as soon as practicable, but in no event later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle, any deficiency obtained from the Obligor or any amounts received from the related Dealer or Third-Party Lender, which amounts in reimbursement may be retained by the Servicer (and shall not be required to be deposited as provided in Section 4.2(e)) to the extent of such expenses. The Servicer shall pay on behalf of the Issuer any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from Net Liquidation Proceeds with respect to such Receivable.

        (b)    If the Servicer elects to commence a legal proceeding to enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the act of commencement shall be deemed to be an automatic assignment from the Issuer to the Servicer of the rights under such Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the Owner Trustee and/or the Indenture Trustee, at the Servicer's expense, or the Receivables Seller, at the Receivables Seller's expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, including bringing suit in its name or the name of the Receivables Seller or of the Issuer and the Owner Trustee and/or the Indenture Trustee for the benefit of the Noteholders. All amounts recovered shall be remitted directly by the Servicer as provided in Section 4.2(e).

        SECTION 4.4.    Insurance.

        (a)    The Servicer shall require, in accordance with the Servicing Standard, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 24 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter, in accordance with the Servicing Standard. Each Receivable requires the Obligor to maintain such physical loss and damage insurance, naming the Receivables Seller and its successors and assigns as additional insureds, and permits the holder of such Receivable to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to maintain such insurance. If the Servicer shall determine that an Obligor has failed to obtain or maintain a physical loss and damage Insurance Policy covering the related Financed Vehicle which satisfies the conditions set forth in clause (i)(a) of such Paragraph 24 (including, without limitation, during the repossession of such Financed Vehicle) the Servicer may enforce the rights of the holder of the Receivable under the Receivable to require the Obligor to obtain such physical loss and damage insurance in accordance with the Servicing Standard. The Servicer may maintain a vendor's single interest or other collateral protection insurance policy with respect to all Financed Vehicles ("Collateral Insurance") which policy shall by its terms insure against physical loss and damage in the event any Obligor fails to maintain physical loss and damage insurance with respect to the related Financed Vehicle. All policies of Collateral Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Costs incurred by the Servicer in maintaining such Collateral Insurance shall be paid by the Servicer.

        (b)    The Servicer may, if an Obligor fails to obtain or maintain a physical loss and damage Insurance Policy, obtain insurance with respect to the related Financed Vehicle and advance on behalf of such Obligor, as required under the terms of the insurance policy, the premiums for such insurance (such insurance being referred to herein as "Force-Placed Insurance"). All policies of Force-Placed Insurance shall be endorsed with clauses providing for loss payable to the Servicer. Any cost incurred by the Servicer in maintaining such Force-Placed Insurance shall only be recoverable out of premiums paid by the Obligors or Net Liquidation Proceeds with respect to the Receivable, as provided in Section 4.4(c).

        (c)    In connection with any Force-Placed Insurance obtained hereunder, the Servicer may, in the manner and to the extent permitted by applicable law, require the Obligors to repay the entire premium to the Servicer. In no event shall the Servicer include the amount of the premium in the Amount Financed under the Receivable. For all purposes of this Agreement, the Insurance Add-On Amount with respect to any Receivable having Force-Placed Insurance will be treated as a separate obligation of the Obligor and will not be added to the Principal Balance of such Receivable, and amounts allocable thereto will not be available for distribution on the Notes and the Certificates. The Servicer shall retain and separately administer the right to receive payments from Obligors with respect to Insurance Add-On Amounts or rebates of Forced-Placed Insurance premiums. If an Obligor makes a payment with respect to a Receivable having Force-Placed Insurance, but the Servicer is unable to determine whether the payment is allocable to the Receivable or to the Insurance Add-On Amount, the payment shall be applied first to any unpaid Scheduled Receivable Payments and then to the Insurance Add-On Amount. Net Liquidation Proceeds on any Receivable will be used first to pay the Principal Balance and accrued interest on such Receivable and then to pay the related Insurance Add-On Amount. If an Obligor under a Receivable with respect to which the Servicer has placed Force-Placed Insurance fails to make scheduled payments of such Insurance Add-On Amount as due, and the Servicer has determined that eventual payment of the Insurance Add-On Amount is unlikely, the Servicer may, but shall not be required to, purchase such Receivable from the Issuer for the Repurchase Price on any subsequent Determination Date. Any such Receivable, and any Receivable with respect to which the Servicer has placed Force-Placed Insurance which has been paid in full (excluding any Insurance Add-On Amounts) will be assigned to the Servicer.

        (d)    The Servicer may sue to enforce or collect upon the Insurance Policies, in its own name, if possible, or as agent of the Issuer. If the Servicer elects to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Issuer under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee and/or the Indenture Trustee, at the Servicer's expense, or the Receivables Seller, at the Receivables Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Issuer and the Owner Trustee and/or the Indenture Trustee for the benefit of the Noteholders.

        (e)    The Servicer will cause itself and, shall, upon the direction of the Majority Noteholder, cause the Master Servicer and/or the Indenture Trustee to be named as named insured under all policies of Collateral Insurance and will, upon the request of the Majority Noteholder, provide copies of such policies showing the Servicer, the Master Servicer and/or the Indenture Trustee as named insured thereon.

        SECTION 4.5.    Maintenance of Security Interests in Vehicles.

        (a)    Consistent with the policies and procedures required by this Agreement, the Servicer shall take such steps on behalf of the Issuer as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including, but not limited to, obtaining the execution by the Obligors and the recording, registering, filing, re-recording, re-filing, and re-registering of all security agreements, financing statements and continuation statements as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Indenture Trustee hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect such security interest on behalf of the Issuer as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Issuer is insufficient, without a notation on the related Financed Vehicle's certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Issuer, the Servicer hereby agrees that the designation of the Receivables Seller (or a Titled Third-Party Lender) as the secured party on the certificate of title is in its capacity as Servicer as agent of the Issuer.

        (b)    Upon the occurrence of a Servicer Termination Event or an Event of Default, the Indenture Trustee and the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Indenture Trustee, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Issuer by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Indenture Trustee, be necessary, or as directed by the Majority Noteholders.

        The Receivables Seller hereby agrees to pay all expenses related to such perfection or reperfection and to take all action necessary therefor. In addition, prior to the occurrence of an Event of Default or Servicer Termination Event, the Majority Noteholder may instruct the Indenture Trustee and the Servicer to take or cause to be taken such action as may, in the opinion of counsel to the Majority Noteholder, be necessary to perfect or re-perfect the security interest in the Financed Vehicles underlying the Receivables in the name of the Issuer, including by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Majority Noteholder, be necessary. The Receivables Seller hereby appoints the Indenture Trustee as its attorney-in-fact to take any and all steps required to be performed by the Receivables Seller pursuant to this Section 4.5(b) (it being understood that and agreed that the Indenture Trustee shall have no obligation to take such steps with respect to all perfection or reperfection, except as pursuant to the Basic Documents to which it is a party and to which the Receivables Seller has paid all expenses), including execution of certificates of title or any other documents in the name and stead of the Receivables Seller and the Indenture Trustee hereby accepts such appointment.

        SECTION 4.6.    Covenants, Representations, and Warranties of Servicer.    By its execution and delivery of this Agreement, the Servicer makes the following representations, warranties and covenants on which the Indenture Trustee relies in accepting the Receivables and in authenticating the Notes and on which the Noteholders rely in purchasing and making advances under the Notes.

        (a)    The Servicer covenants as follows:

          (i)    Liens in Force. The Financed Vehicle securing each Receivable shall not be released in whole or in part from the security interest granted by the Receivable, except upon payment in full of the Receivable or as otherwise contemplated herein;

          (ii)    No Impairment. The Servicer shall do nothing to impair the rights of the Issuer or the Noteholders in any Collateral, the Dealer Agreements, the Auto Loan Purchase and Sale Agreements, the Dealer Assignments, the Third-Party Lender Assignments or the Insurance Policies except as otherwise expressly provided herein;

          (iii)    No Amendments. The Servicer shall not extend or otherwise amend the terms of any Receivable, except in accordance with Section 4.2; and

          (iv)    Restrictions on Liens. The Servicer shall not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any Lien or restriction on transferability of the Receivables except for the Lien in favor of the Indenture Trustee for the benefit of the Noteholders and the restrictions on transferability imposed by this Agreement or (ii) sign or file under the UCC of any jurisdiction any financing statement which names the Receivables Seller or the Servicer as a debtor, or sign any security agreement authorizing any secured party thereunder to file such financing statement, with respect to the Receivables, except in each case any such instrument solely securing the rights and preserving the Lien of the Indenture Trustee, for the benefit of the Noteholders.

          (v)    Notices. Within 10 days after the date any material change in or amendment to the Servicing Collection and Credit Policy and Procedures is made, the Servicer will deliver to the Issuer, the Indenture Trustee and the Majority Noteholder a copy of the Servicing Collection and Credit Policy and Procedures then in effect indicating such change or amendment. The Receivables Seller shall not change the Servicing Collection and Credit Policy and Procedures or the manner in which it services the Receivables in any way that would have a material adverse effect on the Receivables or the Noteholders.

        SECTION 4.7.    Purchase of Receivables Upon Breach of Covenant.    Upon discovery by any of the Servicer, a Responsible Officer of the Indenture Trustee, the Owner Trustee or a Responsible Officer of the Master Servicer of a breach of any of the covenants set forth in Sections 3.3(e), 3.3(f), 4.5 or 4.6(a), the party discovering such breach shall give prompt written notice to the others; provided, however, that the failure to give any such notice shall not affect any obligation of the Receivables Seller as Servicer under this Section. As of the fifth Business Day following its discovery or receipt of notice of any breach of any covenant set forth in Sections 3.3(e), 3.3(f), 4.5 or 4.6(a) which adversely affects the interests of the Noteholders in any Receivable (including any Liquidated Receivable) or the related Financed Vehicle, the Receivables Seller shall, unless such breach shall have been cured in all respects, purchase from the Issuer the Receivable affected by such breach and, on the related Determination Date, the Receivables Seller shall pay the Repurchase Price. It is understood and agreed that the obligation of the Receivables Seller to purchase any Receivable (including any Liquidated Receivable) with respect to which such a breach has occurred and is continuing shall, if such obligation is fulfilled, constitute the sole remedy against the Receivables Seller for such breach available to the Depositor, the Noteholders, the Owner Trustee, the Master Servicer or the Indenture Trustee; provided, however, that the Receivables Seller shall indemnify the Issuer, the Depositor, the Master Servicer, the Owner Trustee, the Indenture Trustee and the Noteholders from and against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by any of them as a result of third party claims arising out of the events or facts giving rise to such breach. This section shall survive the termination of this Agreement and the earlier removal or resignation of the Indenture Trustee and/or the Master Servicer.

        SECTION 4.8.    Total Servicing Fee; Payment of Certain Expenses.    On each Payment Date, the Servicer shall be entitled to receive out of the Collection Account in accordance with the priority of payments set forth in Section 2.10(c) of the Indenture, the Servicing Fee for the related Collection Period. The Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement (including taxes imposed on the Servicer, expenses incurred in connection with distributions and reports made by the Servicer to Noteholders and all other fees and expenses of the Owner Trustee, the Master Servicer, the Custodian or the Indenture Trustee, except taxes levied or assessed against the Issuer, and claims against the Issuer in respect of indemnification, which taxes and claims in respect of indemnification against the Issuer are expressly stated to be for the account of the Receivables Seller). The fees and expenses of the Owner Trustee, the Master Servicer, the Indenture Trustee, the Custodian, the Lockbox Bank (and any fees under the Lockbox Agreement) and the Independent Accountants shall be paid from Available Funds pursuant to the Indenture. Notwithstanding the foregoing, if the Servicer shall not be the Receivables Seller, a successor to the

Receivables Seller as Servicer including the Master Servicer permitted by Section 8.3 shall not be liable for taxes levied or assessed against the Issuer or claims against the Issuer in respect of indemnification.

        SECTION 4.9.    Servicer's Certificate.    No later than 10:00 a.m. Eastern time on each Determination Date, the Servicer shall deliver (e-mail or facsimile delivery being acceptable) to the Owner Trustee, the Indenture Trustee, the Master Servicer and the Majority Noteholder a Servicer's Certificate executed by a Responsible Officer of the Servicer containing among other things, (i) all information necessary to enable the Indenture Trustee to make any withdrawal and deposit required by Section 2.10(c) of the Indenture and to make the distributions required by Section 2.10(c) of the Indenture, (ii) a listing of all Purchased Receivables and Administrative Receivables purchased during the related Collection Period, identifying the Receivables so purchased, and (iii) all information necessary to enable the Master Servicer to reconcile and recalculate the following sections of the Servicer's Certificate: the Monthly Period Receivables Principal Balance Calculation Section, the Reconciliation of Collection Account Section, the Statistical Data (Current and Historical) Section and the Delinquency Section. Receivables purchased by the Servicer or by the Receivables Seller during the related Collection Period and each Receivable which became a Liquidated Receivable or which was paid in full during the related Collection Period shall be identified by account number (as set forth in the Schedule of Receivables). In addition to the information set forth in the preceding sentence, the Servicer's Certificate shall also contain the following information: (a) whether any Event of Default has occurred as of such Determination Date; and (b) whether any Event of Default that may have occurred as of a prior Determination Date is deemed cured as of such Determination Date. Any Noteholder shall be entitled to notify the Servicer of any error it discovers in any Servicer's Certificate.

        SECTION 4.10.    Annual Statement as to Compliance, Notice of Servicer Termination Event.

        (a)    The Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Master Servicer and the Majority Noteholder, on or before October 31 (or 120 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on October 31, 2003, an officer's certificate signed by any Responsible Officer of the Servicer, dated as of June 30 (or other applicable date) of such year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate (which period shall not be less than six months)) and of its performance under this Agreement has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

        (b)    The Receivables Seller or the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Master Servicer, the Majority Noteholder, and the Servicer or the Receivables Seller (as applicable) promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an officer's certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event or Event of Default.

        SECTION 4.11.    Annual Independent Accountants' Report.

        The Servicer shall cause a firm of nationally recognized independent certified public accountants (the "Independent Accountants"), who may also render other services to the Servicer or to the Receivables Seller, to deliver to the Owner Trustee, the Indenture Trustee, the Master Servicer and the Majority Noteholder, on or before October 31 (or 120 days after the end of the Servicer's fiscal year, if other than June 30) of each year, beginning on October 31, 2003, with respect to the twelve months ended the immediately preceding June 30 (or other applicable date) (or such other period as shall have elapsed from the Closing Date to the date of such certificate (which period shall not be less than six months)), a statement (the "Accountants' Report") addressed to the Board of Directors of the Servicer, to the Owner Trustee, the Indenture Trustee, the Master Servicer and to the Majority Noteholder, to

the effect that such firm has audited the books and records of AmeriCredit Corp., in which the Servicer is included as a consolidated subsidiary, and issued its report thereon in connection with the audit report on the consolidated financial statements of AmeriCredit Corp. and that (1) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) the firm is independent of the Receivables Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, and (3) includes a report on the application of agreed upon procedures to (A) three randomly selected Servicer's Certificates including the delinquency, default and loss statistics required to be specified therein noting whether any exceptions or errors in the Servicer's Certificates were found and (B) a statistically significant number of randomly selected Receivables Files as determined by such Independent Accountants. If the long-term senior unsecured debt of AmeriCredit Corp. is rated by either Standard & Poor's or Moody's below B or B2, respectively, or if an Event of Default shall have occurred and be continuing, then the Servicer will cause the Independent Accountants to deliver an Accountants' Report quarterly to the Owner Trustee, the Indenture Trustee, the Master Servicer and the Majority Noteholder on or before January 31, April 30, July 31 and October 31 of each year with respect to the three months ended the immediately preceding September 30, December 31, March 31 or June 30, as applicable.

        SECTION 4.12.    Access to Certain Documentation and Information Regarding Receivables.    The Servicer shall provide to representatives of the Owner Trustee, the Indenture Trustee, the Master Servicer and the Majority Noteholder reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

        SECTION 4.13.    Monthly Tape.    On or before the Determination Date, of each month, the Servicer will deliver to the Indenture Trustee, the Master Servicer and each Noteholder a computer tape and a diskette (or any other electronic transmission acceptable to the Indenture Trustee and the Master Servicer) (the "Monthly Tape") in a format acceptable to the Indenture Trustee and the Master Servicer containing the information with respect to the Receivables as of last day of the related Collection Period necessary for preparation of the Servicer's Certificate relating to the immediately preceding Collection Period and necessary to review the application of collections as provided in Section 5.3. The Master Servicer shall use such tape or diskette (or other electronic transmission acceptable to the Indenture Trustee and the Master Servicer) to (i) confirm that the Servicer's Certificate is complete on its face, (ii) confirm that such tape, diskette or other electronic transmission is in readable form, (iii) verify the mathematical accuracy of all calculations contained within the Monthly Period Receivables Principal Balance Calculation Section, the Reconciliation of Collection Account Section, the Statistical Data (Current and Historical) Section and the Delinquency Section, (iv) based on the information in the Monthly Tape, reconcile and recalculate the following sections of the Servicer's Certificate: the Monthly Period Receivables Principal Balance Calculation Section, the Reconciliation of Collection Account Section, the Statistical Data (Current and Historical) Section and the Delinquency Section and (v) calculate and confirm (A) the aggregate amount distributable as principal on the related Payment Date to the Notes, (B) the aggregate amount distributable as interest on the related Payment Date to the Notes, (C) any amounts distributable on the related Payment Date which are to be paid with funds withdrawn from the Collateral Account and (D) all other amounts distributable on the related Payment Date in accordance with Section 2.10(c) of the Indenture. In the event that the Master Servicer reports any discrepancies, the Servicer and the Master Servicer shall attempt to reconcile such discrepancies prior to the next succeeding Payment Date, but in the absence of a reconciliation, the Servicer's Certificate shall control for the purpose of calculations and distributions with respect to the next succeeding Payment Date. In the event that the Master Servicer and the Servicer are unable to reconcile discrepancies with respect to a Servicer's Certificate by the next succeeding Payment Date, the Servicer shall cause the Independent Accountants, at the Servicer's expense, to audit the Servicer's Certificate and, prior to the last day of the month after the month in which such Servicer's Certificate was delivered, reconcile the discrepancies. The effect, if any, of such reconciliation shall be reflected in the Servicer's Certificate for such next succeeding Determination Date. In addition, upon the occurrence of a Servicer Termination Event the Servicer shall deliver to the Master Servicer its Collection Records and its Monthly Records within 15 days after demand therefor and a computer tape containing as of the close of business on the date of demand all of the data maintained by the Servicer in computer format in connection with servicing the Receivables.

        SECTION 4.14.    Retention and Termination of Servicer.    The Servicer hereby covenants and agrees to act as such under this Agreement for an initial term, commencing on the Closing Date and ending on June 30, 2003, which term shall be subject to automatic termination unless renewed by the Majority Noteholder in writing for successive quarterly terms ending on each successive, September 30, December 31, March 31 and June 30, until the Notes and the Certificates are paid in full. The Majority Noteholder shall give written notice at least 15 Business Days prior to the end of the related calendar quarter that such term will be extended for an additional quarter. Each such notice (a "Servicer Extension Notice") shall be delivered by the Majority Noteholder to the Indenture Trustee and the Servicer. If no Servicer Extension Notice is given 15 Business Days prior to the end of the related calendar quarter, the Servicer acknowledges that its rights and obligations as Servicer hereunder shall automatically terminate at the end of the then current calendar quarter.

        SECTION 4.15.    Fidelity Bond and Errors and Omissions Policy.    The Servicer has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables, and will provide a copy thereof to the Indenture Trustee.

        SECTION 4.16.    Dispositions.    (a) On or after the Facility Termination Date, the Majority Noteholder may, in its sole discretion, and from time to time, require that the Issuer effect Dispositions in accordance with this Agreement, including in accordance with this Section 4.16.

        (b)    In consideration of the consideration received from the Depositor under the Receivables Purchase and Contribution Agreement, the Receivables Seller hereby agrees and covenants that in connection with each Disposition it shall effect the following:

          (i)    make such representations and warranties concerning the Receivables as of the "cut-off date" of the related Disposition to the Disposition Participants as may be necessary to effect the Disposition and such additional representations and warranties as may be necessary, in the reasonable opinion of any of the Disposition Participants, to effect such Disposition; provided, that, to the extent that the Receivables Seller has at the time of the Disposition actual knowledge of any facts or circumstances that would render any of such representations and warranties materially false or misleading, the Receivables Seller may notify the Disposition Participants of such facts or circumstances and, in such event, shall have no obligation to make such materially false or misleading representation and warranty;

          (ii)    supply such information, opinions of counsel, letters from law and/or accounting firms and other documentation and certificates regarding the Receivables and related matters as any Disposition Participant shall reasonably request to effect a Disposition and enter into such indemnification agreements customary for such transaction relating to or in connection with the Disposition as the Disposition Participants may reasonably require;

          (iii)    make itself available for and engage in good faith consultation with the Disposition Participants concerning information to be contained in any document, agreement, private placement memorandum, or filing with the Securities and Exchange Commission relating to the Receivables Seller or the Receivables in connection with a Disposition and shall use reasonable efforts to compile any information and prepare any reports and certificates that, in the reasonable judgment of the Disposition Participants, are suitable for inclusion in such documentation and shall convey such information, reports and certificates to the Disposition Participants in a form reasonably requested by such Disposition Participants;

          (iv)    to implement the foregoing and to otherwise effect a Disposition, enter into, or arrange for its Affiliates to enter into insurance and indemnity agreements, underwriting or placement agreements, servicing agreements, purchase agreements and any other documentation upon terms which may reasonably be required of or reasonably deemed appropriate by the Disposition Participants in order to effect a Disposition; and

          (v)    take such further actions as may be reasonably necessary to effect the foregoing.

        (c)    The Issuer shall effect Dispositions at the direction of the Majority Noteholder in accordance with the terms of this Agreement and the Basic Documents. In connection therewith, the Issuer agrees to assist the Receivables Seller in such Dispositions and accordingly it shall, at the request and direction of the Majority Noteholder:

          (i)    transfer, deliver and sell all or a portion of the Receivables, as of the "cut-off dates" of the related Dispositions, to such Disposition Participants as may be necessary to effect the Dispositions;

          (ii)    deposit the cash Disposition Proceeds into the Note Payment Account for application pursuant to Section 2.10(c)of the Indenture;

          (iii)    to the extent that a Securitization creates any Retained Securities, to accept such Retained Securities in accordance with the terms of this Agreement and sell or retain such Retained Securities at the direction of the Majority Noteholder; and

          (iv)    take such further actions, including executing and delivering documents, certificates and agreements, as may be reasonably necessary to effect such Dispositions.

        (d)    The Servicer hereby covenants that it will take such actions as may be reasonably necessary to effect Dispositions as the Disposition Participants may request and direct, including without limitation providing the Receivables Seller such information as may be required to make representations and warranties required hereunder, and covenants that it will make such representations and warranties regarding its servicing of the Receivables hereunder as of the Cut-off Date of the related Disposition as reasonably required by the Disposition Participants.

        (e)    Except as otherwise expressly set forth under this Section 4.16, the parties' rights and obligations under this Section 4.16 shall continue notwithstanding the occurrence of an Event of Default.

        (f)    The Disposition Participants (and the Majority Noteholder to the extent directing the Disposition Participants) shall be independent contractors to the Issuer and shall have no fiduciary obligations to the Issuer or any of its Affiliates. In that connection, the Disposition Participants shall not be liable for any error of judgment made in good faith and shall not be liable with respect to any action they take or omit to take in good faith in the performance of their duties.

        (g) For the avoidance of doubt, the Noteholders shall not have the right to direct Dispositions prior to the Facility Termination Date.

ARTICLE V

Trust Accounts; Distributions

        SECTION 5.1.    Establishment of Trust Accounts.

  (a)    (i) The Indenture Trustee, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders. The Collection Account shall initially be established with the Indenture Trustee.

          (ii) The Indenture Trustee, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the "Note Payment Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders. The Note Payment Account shall initially be established with the Indenture Trustee.

          (iii) The Indenture Trustee, on behalf of the Noteholders, shall establish and maintain in its own name an Eligible Deposit Account (the "Collateral Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders. The Collateral Account shall initially be established with the Indenture Trustee. There shall be deposited to the Collateral Account any amount delivered by the Issuer to the holder of the Collateral Account that the Issuer designates in writing to such holder (with a copy to the Majority Noteholder) to be deposited in the Collateral Account.

        (b) Funds on deposit in the Collection Account, the Note Payment Account and the Collateral Account (collectively, the "Trust Accounts") and the Lockbox Accounts shall be invested by the Indenture Trustee (or any custodian with respect to funds on deposit in any such account) in Eligible Investments selected in writing by the Majority Noteholder (pursuant to standing instructions or otherwise). All such Eligible Investments shall be held by or on behalf of the Indenture Trustee for the benefit of the Noteholders. Funds on deposit in any Account shall be invested in Eligible Investments that will mature so that such funds will be available at the close of business on the Business Day immediately preceding the following Payment Date. Funds deposited in a Trust Account on the day immediately preceding a Payment Date upon the maturity of any Eligible Investments are required to be invested overnight. All Eligible Investments will be held to maturity.

        (c) All investment earnings of moneys deposited in the Trust Accounts shall be deposited (or caused to be deposited) by the Indenture Trustee in the Collection Account, and any loss resulting from such investments shall be charged to such account. The Majority Noteholder will not direct the Indenture Trustee to make any investment of any funds held in any of the Trust Accounts unless the security interest granted and perfected in such account will continue to be perfected in such investment, in either case without any further action by any Person.

        (d) The Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Accounts resulting from any loss on any Eligible Investment included therein except for losses attributable to the Indenture Trustee's negligence or bad faith or its failure to make payments on such Eligible Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

        (e) If (i) the Majority Noteholder shall have failed to give investment directions in writing for any funds on deposit in the Trust Accounts to the Indenture Trustee by 1:00 p.m. Eastern Time (or such other time as may be agreed by the Issuer and Indenture Trustee) on any Business Day; or (ii) a Default or Event of Default shall have occurred and be continuing with respect to the Notes but the

Notes shall not have been declared due and payable, or, if such Notes shall have been declared due and payable following an Event of Default, amounts collected or receivable from the Trust Estate are being applied as if there had not been such a declaration; then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in the Trust Accounts in the investment described in clause (g) of the definition of Eligible Investments.

        (f) (i) The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof and all such funds, investments, proceeds and income shall be part of the Owner Trust Estate. Except as otherwise provided herein, the Trust Accounts shall be under the sole dominion and control of the Indenture Trustee for the benefit of the Noteholders. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Indenture Trustee shall within five Business Days establish a new Trust Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Trust Account.

          (ii) With respect to the Trust Account Property, the Indenture Trustee agrees that:

            (A) any Trust Account Property that is held in deposit accounts shall be held solely in the Eligible Deposit Accounts; and, except as otherwise provided herein, each such Eligible Deposit Account shall be subject to the exclusive custody and control of the Indenture Trustee, and the Indenture Trustee shall have sole signature authority with respect thereto;

            (B) any Trust Account Property that constitutes Physical Property shall be delivered to the Indenture Trustee in accordance with paragraph (a) of the definition of "Delivery" and shall be held, pending maturity or disposition, solely by the Indenture Trustee or a financial intermediary (as such term is defined in Section 8-313(4) of the UCC) acting solely for the Indenture Trustee;

            (C) any Trust Account Property that is a book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations shall be delivered in accordance with paragraph (b) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued book-entry registration of such Trust Account Property as described in such paragraph; and

            (D) any Trust Account Property that is an "uncertificated security" under Article 8 of the UCC and that is not governed by clause (C) above shall be delivered to the Indenture Trustee in accordance with paragraph (c) of the definition of "Delivery" and shall be maintained by the Indenture Trustee, pending maturity or disposition, through continued registration of the Indenture Trustee's (or its nominee's) ownership of such security.

        (g) Reserved.

        (h) The Indenture Trustee acknowledges that, pursuant to the provisions of a Hedge Agreement, the Hedge Counterparty may be required to post collateral with the Indenture Trustee to secure the Hedge Counterparty's obligations under the Hedge Agreement. The Indenture Trustee agrees to hold such collateral in the Collection Account or a sub-account thereof. The Indenture Trustee further agrees to follow such written instructions relating to the administration of, and transfers from such account, as may be delivered by the Servicer (unless such instructions are revoked by the Majority Noteholder).

        SECTION 5.2.    Certain Reimbursements to the Servicer.    The Servicer will be entitled to be reimbursed pursuant to Section 2.10(c) of the Indenture from amounts on deposit in the Collection Account with respect to a Collection Period for amounts previously deposited in the Collection Account but later determined by the Servicer to have resulted from mistaken deposits or postings or checks returned for insufficient funds. The amount to be reimbursed hereunder shall be paid to the Servicer on the related Payment Date pursuant to Section 2.10(c) of the Indenture upon certification by the Servicer of such amounts and the provision of such information to the Indenture Trustee and the Majority Noteholder as may be necessary to verify the accuracy of such certification; provided, however, that the Servicer must provide such clarification and request and receive such reimbursement within 12 months of such mistaken deposit, posting, or returned check. In the event that the Majority Noteholder notifies the Servicer within 12 months of such reimbursement that it has not received evidence satisfactory to it of the Servicer's entitlement to reimbursement pursuant to this Section, the Majority Noteholder may give the Indenture Trustee notice in writing to such effect, following receipt of which the Indenture Trustee shall not make a distribution to the Servicer in respect of such amount pursuant to Section 2.10(c) of the Indenture, or if the Servicer prior thereto has been reimbursed pursuant to Section 2.10(c) of the Indenture, the Indenture Trustee shall withhold such amounts from amounts otherwise distributable to the Servicer on the next succeeding Payment Date. The Servicer will additionally be entitled to receive from amounts on deposit in the Collection Account, pursuant to such provisions of this Agreement, with respect to a Collection Period any amounts paid by Obligors that were collected in the Lockbox Account but that do not relate to principal and interest payments due on the Receivables.

        SECTION 5.3.    Application of Collections.    All collections for the Collection Period shall be applied by the Servicer as follows:

        With respect to each Simple Interest Receivable (other than a Purchased Receivable), payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the Simple Interest Method. With respect to each Pre-Computed Receivable, payments by or on behalf of the Obligor shall be applied to interest and principal in accordance with the terms thereof.

        SECTION 5.4.    Additional Deposits.    The Servicer and the Receivables Seller, as applicable, shall transfer or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Repurchase Price with respect to Purchased Receivables. The proceeds of any purchase or sale of the assets of the Issuer described in Section 4.16 hereof shall be deposited in the Collection Account.

        SECTION 5.5.    Remittances.    On each Payment Date, the Indenture Trustee shall deposit amounts in the Collection Account, to the extent of Available Funds, to the Note Payment Account for remittance by the Indenture Trustee in accordance with Section 2.10(c) of the Indenture.

ARTICLE V

The Receivables Seller.

        SECTION 6.1.    Representations of Receivables Seller.    The Receivables Seller makes the following representations on which the Noteholders shall be deemed to have relied in purchasing and making advances under the Notes and on which the Issuer is deemed to have relied in acquiring the Receivables from the Depositor and on which the Depositor relied in acquiring the Receivables from the Receivables Seller and on which the Majority Noteholder, Indenture Trustee and Master Servicer may rely. The representations speak as of the execution and delivery of this Agreement and as of the applicable Transfer Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

        (a)    Schedule of Representations.    The representations and warranties set forth on the Schedule of Representations attached hereto as Schedule B are true and correct.

        (b)    Organization and Good Standing.    The Receivables Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire, own and sell the Collateral transferred to the Issuer.

        (c)    Due Qualification.    The Receivables Seller is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in all jurisdictions where the failure to do so would materially adversely affect the Receivables Seller's ability to transfer the Collateral to the Issuer pursuant to this Agreement, or the validity or enforceability of the Collateral or to perform the Receivables Seller's obligations hereunder and under the Basic Documents.

        (d)    Power and Authority.    The Receivables Seller has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively; the Receivables Seller has full power and authority to sell and assign the Collateral to be sold and assigned to and deposited with the Issuer by it and has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement and Basic Documents have been duly authorized by the Receivables Seller by all necessary corporate action.

        (e)    Valid Sale, Binding Obligations.    This Agreement effects a valid sale, transfer and assignment of the related Collateral, enforceable against the Receivables Seller and creditors of and purchasers from the Receivables Seller; and this Agreement and the Receivables Seller's Basic Documents, when duly executed and delivered, shall constitute legal, valid and binding obligations of the Receivables Seller enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.

        (f)    No Violation.    The consummation of the transactions contemplated by this Agreement and the Basic Documents and the fulfillment of the terms of this Agreement and the Basic Documents shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under the certificate of incorporation or by-laws of the Receivables Seller, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Receivables Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Receivables Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Receivables Seller or any of its properties.

        (g)    No Proceedings.    There are no proceedings or investigations pending or, to the Receivables Seller's knowledge, threatened against the Receivables Seller, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Receivables Seller or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (C) seeking any determination or ruling that might materially adversely affect the performance by the Receivables Seller of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents, or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

        (h)    True Sale.    The Receivables are being transferred with the intention of removing them from the Receivables Seller's estate pursuant to Section 541 of the Bankruptcy Code, as the same may be amended from time to time.

        (i)    Chief Executive Office.    The chief executive office of the Receivables Seller is at 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102.

        SECTION 6.2.    Corporate Existence.    (a) During the term of this Agreement, the Receivables Seller and the Depositor will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Basic Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.

        (b) During the term of this Agreement, the Receivables Seller and the Depositor shall observe the applicable legal requirements for the recognition of the Receivables Seller or Depositor, as applicable, as a legal entity separate and apart from its Affiliates, including as follows (provided, however, that the limitations set forth in subsections (ix), (x), (xi) and (xiv) shall be applicable solely to the Depositor and shall not limit the Receivables Seller's activities):

          (i) maintain corporate records and books of account separate from those of its Affiliates;

          (ii) except as otherwise provided in this Agreement, not commingle its assets and funds with those of its Affiliates;

          (iii) hold such appropriate meetings of its Board of Directors as are necessary to authorize all corporate actions required by law to be authorized by the Board of Directors, shall keep minutes of such meetings and of meetings of its stockholder(s) and observe all other customary corporate formalities (and any successor Receivables Seller or Depositor, as applicable, not a corporation shall observe similar procedures in accordance with its governing documents and applicable law);

          (iv) at all times hold itself out to the public under its own name as a legal entity separate and distinct from its Affiliates;

          (v) conduct all transactions and dealings with its Affiliates on an arm's-length basis;

          (vi) obtain proper authorization for all action requiring such authorization;

          (vii) pay its own operating expenses and liabilities from its own funds;

          (viii) continuously maintain its resolutions, agreements and other instruments underlying the transactions described in this Agreement as part of its official records;

          (ix) the Depositor shall not maintain bank accounts or other depository accounts to which any Affiliate is an account party or from which any Affiliate has the power to make withdrawals;

          (x) the Depositor shall not amend, supplement or otherwise modify its organizational documents, except in accordance therewith;

          (xi) the Depositor shall not create, incur, assume or suffer to exist any indebtedness on which it is obligated, except as contemplated by this Agreement and the other Basic Documents. It shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person (other than the Receivables), agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital. It shall not be party to any indenture, agreement, mortgage, deed of trust or other instrument other than this Agreement and the other Basic Documents;

          (xii) not enter into, or be a party to any transaction with any of its Affiliates, except as contemplated by this Agreement and the other Basic Documents;

          (xiii) observe all procedures required by its organizational documents and preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect the interests hereunder of the Noteholders or its ability to perform its obligations hereunder; and

          (xiv) the Depositor shall not form, or cause to be formed, any subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness (other than the Receivables), acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except as otherwise permitted herein.

        SECTION 6.3.    Liability of Receivables Seller; Indemnities.    The Receivables Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by it under this Agreement.

        The Receivables Seller shall indemnify, defend and hold harmless the Issuer, the Owner Trustee, the Servicer, the Master Servicer, the Majority Noteholder, the Custodian and the Indenture Trustee and their respective officers, directors, employees and agents from and against (i) any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement and any of the Basic Documents (except any income taxes arising out of fees paid to the Owner Trustee, the Servicer, the Master Servicer, the Custodian and the Indenture Trustee), including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes and costs and expenses in defending against the same (ii) any loss, liability or expense incurred by reason of the Receivables Seller's willful misfeasance, bad faith or negligence in the performance of its duties under this Agreement, or by reason of reckless disregard of its obligations and duties under this Agreement (iii) any and all costs, expenses, losses, claims, damages and liabilities arising out of, or incurred in connection with the acceptance or performance of the trusts and duties set forth herein and in the Basic Documents except to the extent that such cost, expense, loss, claim, damage or liability shall be due to the willful misfeasance, bad faith or negligence (except for errors in judgment) of the Owner Trustee, Indenture Trustee, the Majority Noteholder, Master Servicer and the Custodian, respectively.

        Indemnification under this Section shall survive the resignation or removal of the Servicer, Owner Trustee, the Master Servicer, the Custodian or the Indenture Trustee and the termination of this Agreement or the Indenture or the Trust Agreement, as applicable, and shall include reasonable fees and expenses of counsel and other expenses of litigation. If the Receivables Seller shall have made any indemnity payments pursuant to this Section and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Receivables Seller, without interest.

        SECTION 6.4.    Merger or Consolidation of, or Assumption of the Obligations of the Receivables Seller.    Any Person (a) into which the Receivables Seller may be merged or consolidated, (b) which may result from any merger or consolidation to which the Receivables Seller shall be a party or (c) which may succeed to the properties and assets of the Receivables Seller substantially as a whole, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Receivables Seller under this Agreement, shall be the successor to the Receivables Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that (i) if the debt rating of the surviving entity by Standard & Poor's or Moody's would be lower after giving effect to such transaction than prior to giving effect to the transaction, such transaction shall constitute a Servicer Termination Event, (ii) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 3.1 shall have been breached and no Servicer Termination Event, and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event shall have happened and be continuing, (iii) the Receivables Seller shall have delivered to the Owner Trustee, the Indenture Trustee and the Majority Noteholder an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with and (iv) the Receivables Seller shall have delivered to the Owner Trustee, the Indenture Trustee, the Master Servicer and the Majority Noteholder an Opinion of Counsel stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interest of the Indenture Trustee and the Owner Trustee, respectively, in the Receivables and reciting the details of such filings or (B) no such action shall be necessary to preserve and protect such interest. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above shall be conditions to the consummation of the transactions referred to in clauses (a), (b) or (c) above.

        SECTION 6.5.    Limitation on Liability of the Receivables Seller and Others.    The Receivables Seller and any director or officer or employee or agent of the Receivables Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising under any Basic Document. The Receivables Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

        SECTION 6.6.    Ownership of the Certificates or Notes.    The Receivables Seller and any Affiliate thereof may in its individual or any other capacity become the owner or pledgee of Certificates or Notes with the same rights as it would have if it were not the Receivables Seller or an Affiliate thereof, except as expressly provided herein or in any Basic Document. Notes or Certificates so owned by the Receivables Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of the Basic Documents, without preference, priority, or distinction as among all of the Notes or Certificates; provided, however, that any Notes or Certificates owned by the Receivables Seller or any Affiliate thereof, during the time such Notes or Certificates are owned by such party, shall be without voting rights for any purpose set forth in the Basic Documents. The Receivables Seller shall notify the Owner Trustee, the Indenture Trustee and the Majority Noteholder with respect to any transfer of any Certificate.

ARTICLE VII

The Servicer and the Master Servicer.

        SECTION 7.1.    Representations of Servicer.    The Servicer makes the following representations on which the Noteholders shall be deemed to have relied in purchasing and making advances under the Notes and on which the Issuer is deemed to have relied in acquiring the Receivables from the Depositor and on which the Depositor is deemed to have relied in acquiring the Receivables from the Receivables Seller. The representations speak as of the execution and delivery of this Agreement and as of the Closing Date and as of the applicable Transfer Date, and shall survive the sale of the Receivables to the Issuer and the pledge thereof to the Indenture Trustee pursuant to the Indenture.

          (i)    Organization and Good Standing.    The Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

          (ii)    Due Qualification.    The Servicer is duly qualified to do business in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

          (iii)    Power and Authority.    The Servicer has the power and authority to execute and deliver this Agreement and its Basic Documents and to carry out its terms and their terms, respectively, and the execution, delivery and performance of this Agreement and the Servicer's Basic Documents have been duly authorized by the Servicer by all necessary corporate action;

          (iv)    Binding Obligation.    This Agreement and the Servicer's Basic Documents shall constitute legal, valid and binding obligations of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

          (v)    No Violation.    The consummation of the transactions contemplated by this Agreement and the Servicer's Basic Documents, and the fulfillment of the terms of this Agreement and the Servicer's Basic Documents, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties;

          (vi)    No Proceedings.    There are no proceedings or investigations pending or, to the Servicer's knowledge, threatened against the Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (C) seeking any determination or ruling that might materially adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities;

          (vii)    No Consents.    The Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

        SECTION 7.2.    Representations of Master Servicer.    The Master Servicer makes the following representations on which the Noteholders shall be deemed to have relied in purchasing and making advances under the Notes and on which the Issuer is deemed to have relied in acquiring the Receivables from the Depositor and on which the Depositor is deemed to have relied in acquiring the Receivables from the Receivables Seller.

          (i)    Organization and Good Standing.    The Master Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and had at all relevant times, and now has, power, authority and legal right to enter into and perform its obligations under this Agreement;

          (ii)    Due Qualification.    The Master Servicer is duly qualified to do business in good standing and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business (including the servicing of the Receivables as required by this Agreement) requires or shall require such qualification;

          (iii)    Power and Authority.    The Master Servicer has the power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement has been duly authorized by the Master Servicer by all necessary corporate action;

          (iv)    Binding Obligation.    This Agreement shall constitute legal, valid and binding obligations of the Master Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law;

          (v)    No Violation.    The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Master Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Master Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, other than this Agreement, or violate any law, order, rule or regulation applicable to the Master Servicer of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Master Servicer or any of its properties;

          (vi)    No Proceedings.    There are no proceedings or investigations pending or, to the Master Servicer's knowledge, threatened against the Master Servicer, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Master Servicer or its properties (A) asserting the invalidity of this Agreement or any of the Basic Documents, (B) seeking to prevent the issuance of the Securities or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, or (C) seeking any determination or ruling that might adversely affect the performance by the Master Servicer of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents or (D) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities;

        (vii)    No Consents.    The Master Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement which has not already been obtained.

        SECTION 7.3.    Liability of Servicer and Master Servicer; Indemnities.

        (a) The Servicer (in its capacity as such) and the Master Servicer shall each be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer or the Master Servicer, as applicable, and the representations made by the Servicer or the Master Servicer, as applicable.

        (b) The Servicer shall defend, indemnify and hold harmless the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee, the Master Servicer and the Noteholders, their respective officers, directors, agents and employees, from and against: (i) all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Servicer or any Affiliate thereof of any Financed Vehicle; (ii) any taxes with respect to the sale of Receivables in connection with servicing hereunder that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement, including, without limitation, any sales, gross receipts, tangible or intangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes asserted with respect to, and as of the date of, the sale of the Collateral to the Issuer or the issuance and original sale of the Securities) and costs and expenses in defending against the same; (iii) any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer, the Depositor, the Owner Trustee, the Indenture Trustee, the Master Servicer or the Noteholders by reason of the breach of this Agreement by the Servicer, the violation of federal or state securities laws by the Servicer, the negligence, misfeasance, or bad faith of the Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement; and (iv) any and all loss, liability or expense, (other than overhead and expenses incurred in the normal course of business) incurred by each of them in connection with the acceptance or administration of the Issuer and the performance of their duties under the Basic Documents other than if such loss, liability or expense was incurred by the Depositor, the Owner Trustee, the Indenture Trustee or the Master Servicer as a result of any such entity's willful misconduct, bad faith or negligence. Notwithstanding the foregoing, the Servicer shall not be obligated to indemnify for any such loss, liability or expense arising from actions taken by the Servicer at the direction of the Majority Noteholder.

        (c) The Master Servicer shall defend, indemnify and hold harmless the Issuer, the Depositor, the Indenture Trustee, the Owner Trustee, the Servicer, their respective officers, directors, agents and employees and the Noteholders from and against: (i) all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation arising out of or resulting from the use, ownership or operation by the Master Servicer or any Affiliate thereof of any Financed Vehicle; and (ii) any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Issuer, the Depositor, the Owner Trustee, the Indenture Trustee, the Servicer or the Noteholders by reason of the breach of this Agreement by the Master Servicer, the violation of federal or state securities laws by the Master Servicer, the negligence, misfeasance, or bad faith of the Master Servicer in the performance of its duties under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement.

        (d) Indemnification under this Article shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation. If the Servicer has made any indemnity payments pursuant to this Article and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Servicer, without interest.

        SECTION 7.4.    Merger or Consolidation of, or Assumption of the Obligations of the Servicer or Master Servicer.

        (a) The Servicer shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Servicer contained in this Agreement and, if the debt rating of the surviving entity from Standard & Poor's or Moody's would be lowered as a result of such transaction, such transaction shall constitute a Servicer Termination Event. Any corporation (i) into which the Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Servicer shall be a party, (iii) which acquires by conveyance, transfer, or lease substantially all of the assets of the Servicer, or (iv) succeeding to the business of the Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Servicer from any obligation. The Servicer shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Indenture Trustee, the Master Servicer and the Noteholders. Notwithstanding the foregoing, the Servicer shall not merge or consolidate with any other Person or permit any other Person to become a successor to the Servicer's business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 4.6 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction) and no event that, after notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing, (y) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee, Master Servicer and the Majority Noteholder an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee and the Majority Noteholder an Opinion of Counsel, stating in the opinion of such counsel, either (A) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Issuer in the Trust Estate and reciting the details of the filings or (B) no such action shall be necessary to preserve and protect such interest.

        (b) The Master Servicer shall not merge or consolidate with any other person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to the Master Servicer's business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of the Master Servicer contained in this Agreement and, if the surviving entity shall not be the Master Servicer or the debt rating of the surviving entity from Standard & Poor's or Moody's would be below investment grade as a result of such transaction, shall be acceptable to the Majority Noteholder. Any corporation (i) into which the Master Servicer may be merged or consolidated, (ii) resulting from any merger or consolidation to which the Master Servicer shall be a party, (iii) which acquires by conveyance, transfer or lease substantially all of the assets of the Master Servicer, or (iv) succeeding to the business of the Master Servicer, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of the Master Servicer under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to the Master Servicer under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release the Master Servicer from any obligation.

        SECTION 7.5.    Limitation on Liability of Servicer, Master Servicer and Others.    Neither the Servicer, the Master Servicer nor any of the directors or officers or employees or agents of the Servicer or Master Servicer shall be under any liability to the Issuer or the Noteholders, except as provided in this Agreement, for any action taken or for refraining from the taking of any action pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer, the Master Servicer or any such person against any liability that would otherwise be imposed by reason of a breach of this Agreement or willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance of duties; provided further that this provision shall not affect any liability to indemnify the Indenture Trustee and the Owner Trustee for costs, taxes, expenses, claims, liabilities, losses or damages paid by the Indenture Trustee and the Owner Trustee, in their individual capacities. The Servicer, the Master Servicer and any director, officer, employee or agent of the Servicer or Master Servicer may rely in good faith on the written advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising under this Agreement.

        SECTION 7.6.    Delegation of Duties.    The Servicer may delegate duties under this Agreement to an Affiliate of the Servicer with the prior written consent of the Indenture Trustee, the Owner Trustee, the Master Servicer and the Majority Noteholder. The Servicer also may at any time perform through sub-contractors the specific duties of (i) repossession of Financed Vehicles, (ii) tracking Financed Vehicles' insurance and (iii) pursuing the collection of deficiency balances on certain Liquidated Receivables, in each case, without the consent of the Majority Noteholder and may perform other specific duties through such sub-contractors in accordance with the Servicing Standard, provided, however, that no such delegation or sub-contracting duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties. Neither the Servicer nor any party acting as Servicer hereunder shall appoint any subservicer hereunder without the prior written consent of the Majority Noteholder, the Indenture Trustee and the Master Servicer.

        SECTION 7.7.    Servicer and Master Servicer Not to Resign.    Subject to the provisions of Section 7.4, neither the Servicer nor the Master Servicer shall resign from the obligations and duties imposed on it by this Agreement as Servicer or Master Servicer except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a material adverse effect on the Servicer or the Master Servicer, as the case may be, and the Majority Noteholder does not elect to waive the obligations of the Servicer or the Master Servicer, as the case may be, to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer or Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered and acceptable to the Indenture Trustee, the Owner Trustee and the Majority Noteholder. No resignation of the Servicer shall become effective until the Master Servicer or an entity acceptable to the Majority Noteholder shall have assumed the responsibilities and obligations of the Servicer. No resignation of the Master Servicer shall become effective until, an entity acceptable to the Majority Noteholder shall have assumed the responsibilities and obligations of the Master Servicer; provided, however, that (i) in the event a successor Master Servicer is not appointed within 60 days after the Master Servicer has given notice of its resignation and has provided the Opinion of Counsel required by this Section, the Master Servicer may petition a court for its removal and (ii) the Master Servicer may resign with the written consent of the Majority Noteholder.

ARTICLE VIII

Servicer Termination.

        SECTION 8.1.    Servicer Termination Event.    For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

        (a) Any failure by the Servicer to deliver to the Indenture Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days (one Business Day with respect to payment of Repurchase Prices); or

        (b) Failure by the Servicer to deliver to the Indenture Trustee and the Majority Noteholder the Servicer's Certificate by the second Business Day prior to the Payment Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 7.4(a); or

        (c) Failure on the part of the Servicer to duly observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure materially and adversely affects the Noteholders (as determined by the Noteholders in their sole discretion) and continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, the Master Servicer or the Majority Noteholder; or

        (d) The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of either the Servicer or AmeriCredit Corp. in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of either the Servicer or AmeriCredit Corp. or of any substantial part of their respective property or ordering the winding up or liquidation of the affairs of either the Servicer or AmeriCredit Corp. and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

        (e) The commencement by either the Servicer or AmeriCredit Corp. of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by either the Servicer or AmeriCredit Corp. to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of either the Servicer or AmeriCredit Corp. or of any substantial part of their respective property or the making by either the Servicer or AmeriCredit Corp. of an assignment for the benefit of creditors or the failure by either the Servicer or AmeriCredit Corp. generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

        (f) Any representation, warranty or statement of the Servicer made in this Agreement or any certificate, report or other writing delivered pursuant hereto shall prove to be incorrect in any material respect as of the time when the same shall have been made (excluding, however, any representation or warranty set forth in the definition of "Eligible Receivable"), and the incorrectness of such representation, warranty or statement has a material adverse effect on the Issuer or the Noteholders and, within 30 days after knowledge thereof by the Servicer or after written notice thereof shall have been given to the Servicer by the Indenture Trustee, the Master Servicer or the Majority Noteholder or the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or

        (g) The Tangible Net Worth of AmeriCredit Corp. shall be less than the sum of (i) $1,750,000,000 and (ii) 75% of the cumulative positive net income (without deduction for negative net income) of AmeriCredit Corp. for each fiscal quarter since September 30, 2002, as reported in each annual report on Form 10-K and periodic report on Form 10-Q filed by AmeriCredit Corp. with the Securities and Exchange Commission; or

        (h) The Majority Noteholder shall have failed to deliver a Servicer Extension Notice pursuant to Section 4.14; or

        (i) The rating of any successor by merger, consolidation, transfer, lease or succession to the Receivables Seller or the Servicer fails to comply with the requirements of Section 6.4 or 7.4, respectively; or

        (j) An Event of Default has occurred and is continuing.

        SECTION 8.2.    Consequences of a Servicer Termination Event.    If a Servicer Termination Event shall occur and be continuing, the Majority Noteholder, by fifteen days' prior notice given in writing to the Servicer, the Master Servicer and the Indenture Trustee or by non-extension of the term of the Servicer as referred to in Section 4.14, may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice or upon termination of the term of the Servicer, all authority, power, obligations and responsibilities of the Servicer under this Agreement, whether with respect to the Notes, the Certificates or the Collateral or otherwise, automatically shall pass to, be vested in and become obligations and responsibilities of the Master Servicer (or such other successor Servicer appointed by the Indenture Trustee); provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer and such successor Servicer shall be indemnified by the Issuer, payable from Available Funds pursuant to Section 2.10(c) of the Indenture, against all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel, which may be asserted against or incurred by it as a result of third party claims relating to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer. The successor Servicer is authorized and empowered by this Agreement to execute and deliver, on behalf of the terminated Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Collateral and related documents to show the Issuer as lienholder or secured party on the related Lien Certificates, or otherwise. The terminated Servicer agrees to cooperate with the successor Servicer in effecting the termination of the responsibilities and rights of the terminated Servicer under this Agreement, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the terminated Servicer for deposit, or have been deposited by the terminated Servicer, in the Collection Account or thereafter received with respect to the Receivables and the delivery to the successor Servicer of all Receivable Files, Monthly Records and Collection Records and a computer tape in readable form as of the most recent Business Day containing all information necessary to enable the successor Servicer to service the Collateral. If requested by the Majority Noteholder, the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all payments under the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 4.2(e)), or to a lockbox established by the successor Servicer at the direction of the Majority Noteholder, at the successor Servicer's expense. Such expense shall be reimbursed in accordance with Section 2.10(c) of the Indenture. The terminated Servicer shall grant the Indenture Trustee, the successor Servicer and the Majority Noteholder reasonable access to the terminated Servicer's premises.

        SECTION 8.3.    Appointment of Successor.

        (a) On and after the time the Servicer receives a notice of termination pursuant to Section 8.2, upon non-extension of the servicing term as referred to in Section 4.14, or upon the resignation of the Servicer pursuant to Section 7.7, the Master Servicer shall be the successor in all respects to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for in this Agreement, and shall be subject to all the rights, responsibilities, restrictions, duties, liabilities and termination provisions relating thereto placed on the Servicer by the terms and provisions of this Agreement except as otherwise set forth in Annex B hereto. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. If a successor Servicer is acting as Servicer hereunder, it shall be subject to term-to-term servicing as referred to in Section 4.14 and to termination under Section 8.2 upon the occurrence of any Servicer Termination Event applicable to it as Servicer.

        (b) If upon the termination of the Servicer pursuant to Section 8.2 or the resignation of the Servicer pursuant to Section 7.7, the Indenture Trustee appoints a successor Servicer other than the Master Servicer, the Master Servicer shall not be relieved of its duties as Master Servicer hereunder.

        (c) Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if the Servicer had not resigned or been terminated hereunder; provided, however that, notwithstanding the foregoing, if the Master Servicer is the successor Servicer, the Master Servicer shall be entitled to the applicable Master Servicer Fee and all other fees and expenses related to succeeding the Servicer as set forth in Schedule 1 to Annex B. All such fees and expenses of the Master Servicer shall be reimbursed from the Available Funds in accordance with Section 2.10(c) of the Indenture.

        SECTION 8.4.    Master Servicer Termination.    Prior to an appointment as successor Servicer, the Majority Noteholder may (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in the event of a breach of any of the representations or warranties, covenants or obligations of the Master Servicer contained in this Agreement or (b) in its sole discretion, without cause and upon not less than 30 days' notice, terminate the rights and obligations of the Master; provided however, that if the Master Servicer is terminated by the Majority Noteholder without cause within the first 3 months after the Closing Date, the Master Servicer will be entitled to the applicable Master Servicer Fee for the period beginning on the date of such termination and ending on the date 3 months from the Closing Date. The terminated Master Servicer agrees to cooperate with any successor Master Servicer appointed by the Majority Noteholder in effecting the termination of the responsibilities and rights of the terminated Master Servicer under this Agreement, including, without limitation, the delivery to the successor Master Servicer of all documents, records and electronic information related to the Receivables in the possession of the Master Servicer. Expenses incurred by the Master Servicer in respect of the foregoing sentence shall be reimbursed in accordance with Section 2.10(c) of the Indenture.

        SECTION 8.5.    Notification to Noteholders.    Upon any termination of, or appointment of a successor to, the Servicer or the Master Servicer, the Indenture Trustee shall give prompt written notice thereof to each Noteholder.

        SECTION 8.6.    Waiver of Past Defaults.    The Majority Noteholder may, on behalf of all Noteholders, waive any default by the Servicer or the Master Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Termination Event arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

ARTICLE IX

Termination.

        SECTION 9.1.    Termination.

        (a) This Agreement shall terminate upon either: (A) the later of (i) the satisfaction and discharge of the Indenture and payment to the Secured Parties of all amounts due and owing in accordance with the provisions hereof or (ii) the disposition of all funds with respect to the last Receivable and any other Collateral, and the remittance of all funds due hereunder and the payment of all amounts due and payable, including, in both cases, without limitation, indemnification payments payable pursuant to any Basic Document to the Indenture Trustee, the Owner Trustee, the Issuer, the Master Servicer, the Servicer, the Custodian and the Noteholders, written notice of the occurrence of either of which shall be provided to the Indenture Trustee by the Servicer; or (B) the mutual consent of the Servicer, the Depositor and all Securityholders in writing and delivered to the Indenture Trustee by the Servicer.

        (b) Notice of any termination of the Issuer shall be given by the Servicer to the Owner Trustee, the Master Servicer, the Indenture Trustee and the Majority Noteholder as soon as practicable after the Servicer has received notice thereof.

        (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes and other amounts due to the Noteholders, the Certificateholders will succeed to the rights of the Noteholders hereunder and the Owner Trustee will succeed to the rights of, and assume the obligations of, the Indenture Trustee pursuant to this Agreement.

ARTICLE X

Administrative Duties of the Servicer.

        SECTION 10.1.    Administrative Duties.

        (a)    Duties with Respect to the Indenture.    The Servicer shall perform all its duties and the duties of the Issuer under the Indenture. In addition, the Servicer shall consult with the Owner Trustee as the Servicer deems appropriate regarding the duties of the Issuer under the Indenture. The Servicer shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture. The Servicer shall prepare for execution by the Issuer or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture. In furtherance of the foregoing, the Servicer shall take all necessary action that is the duty of the Issuer to take pursuant to the Indenture.

        (b)    Duties with Respect to the Issuer.

          (i) In addition to the duties of the Servicer set forth in this Agreement or any of the Basic Documents, the Servicer shall perform such calculations and shall prepare for execution by the Issuer or the Owner Trustee or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to this Agreement or any of the Basic Documents or under state and federal tax and securities laws, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer to take pursuant to this Agreement or any of the Basic Documents. In accordance with the directions of the Issuer or the Owner Trustee, the Servicer shall administer, perform or supervise the performance of such other activities in connection with the Trust Estate (including the Basic Documents) as are not covered by any of the foregoing provisions and as are expressly requested by the Issuer or the Owner Trustee and are reasonably within the capability of the Servicer.

          (ii) Notwithstanding anything in this Agreement or any of the Basic Documents to the contrary, the Servicer shall be responsible for promptly notifying the Owner Trustee and the Indenture Trustee in the event that any withholding tax is imposed on the Issuer's payments (or allocations of income) to an Owner (as defined in the Trust Agreement) as contemplated this Agreement. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee or the Indenture Trustee pursuant to such provision.

          (iii) Notwithstanding anything in this Agreement or the Basic Documents to the contrary, the Servicer shall be responsible for performance of the duties of the Issuer set forth in Section 5.2 and 5.5 of the Trust Agreement with respect to, among other things, accounting and reports to Owners (as defined in the Trust Agreement).

          (iv) The Servicer shall perform the duties of the Servicer specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Owner Trustee, and any other duties expressly required to be performed by the Servicer under this Agreement or any of the Basic Documents.

          (v) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Servicer may enter into transactions with or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Servicer's opinion, no less favorable to the Issuer in any material respect.

        (c)    Tax Matters.    The Servicer shall prepare and file, on behalf of the Receivables Seller, all tax returns, tax elections, financial statements and such annual or other reports attributable to the activities engaged in by the Issuer as are necessary for preparation of tax reports, including without limitation forms 1099. All tax returns will be signed by the Receivables Seller.

        (d)    Non-Ministerial Matters.    With respect to matters that in the reasonable judgment of the Servicer are non-ministerial, the Servicer shall not take any action pursuant to this Article unless within a reasonable time before the taking of such action, the Servicer shall have notified the Owner Trustee and the Indenture Trustee of the proposed action and the Owner Trustee and, with respect to items (A), (B), (C) and (D) below, the Indenture Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include:

          (A)    the amendment of or any supplement to the Indenture;

          (B)    the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

          (C)    the amendment, change or modification of this Agreement or any of the Basic Documents;

          (D)    the appointment of successor Note Registrars, successor Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Servicers or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

          (E)    the removal of the Indenture Trustee.

        (e)    Exceptions.    Notwithstanding anything to the contrary in this Agreement, except as expressly provided herein or in the other Basic Documents, the Servicer, in its capacity hereunder, shall not be obligated to, and shall not, (1) make any payments to the Noteholders or Certificateholders under the Basic Documents, (2) take any other action that the Issuer directs the Servicer not to take on its behalf or (3) in connection with its duties hereunder assume any indemnification obligation of any other Person.

        SECTION 10.2.    Records.    The Servicer shall maintain appropriate books of account and records relating to services performed under this Agreement, which books of account and records shall be accessible for inspection by the Issuer at any time during normal business hours.

        SECTION 10.3.    Additional Information to be Furnished to the Issuer.    The Servicer shall furnish to the Issuer and the Noteholders from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

ARTICLE XI

Miscellaneous Provisions.

        SECTION 11.1.    Amendment.    This Agreement may be amended from time to time by the parties hereto, with the prior written consent of the Majority Noteholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel delivered to the Issuer and the Indenture Trustee, adversely affect in any respect the interests of any Noteholder.

        This Agreement may also be amended from time to time by the parties hereto, with the consent of the Majority Noteholder for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or (b) reduce the aforesaid percentage of the outstanding principal amount of the Notes, the Holders of which are required to consent to any such amendment, without the consent of the Holders of all the outstanding Notes of each class affected thereby.

        Promptly after the execution of any such amendment or consent, the Indenture Trustee shall furnish written notification of the substance of such amendment or consent to each Noteholder.

        It shall not be necessary for the consent of the Majority Noteholder pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Majority Noteholder provided for in this Agreement) and of evidencing the authorization of any action by the Majority Noteholder shall be subject to such reasonable requirements as the Indenture Trustee may prescribe.

        Prior to the execution of any amendment to this Agreement, the Owner Trustee, the Depositor, the Indenture Trustee, the Majority Noteholder and the Master Servicer shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and the Opinion of Counsel referred to in Section 11.2(h)(1) has been delivered. The Owner Trustee, the Depositor, the Indenture Trustee, the Master Servicer and the Majority Noteholder may, but shall not be obligated to, enter into any such amendment which affects the Issuer's, the Owner Trustee's, the Depositor's, the Indenture Trustee's, the Master Servicer's or the Majority Noteholder's, as applicable, own rights, duties or immunities under this Agreement or otherwise.

        SECTION 11.2.    Protection of Title to Trust Estate.    (a) The Receivables Seller shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Issuer and the interests of the Indenture Trustee in the Receivables and in the proceeds thereof. The Receivables Seller shall deliver (or cause to be delivered) to the Majority Noteholder, the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

        (b)    None of the Receivables Seller, Depositor or the Servicer shall change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the meaning of 9-506 of the UCC, unless it shall have given the Majority Noteholder, the Owner Trustee and the Indenture Trustee at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements. Promptly upon such filing, the Receivables Seller, Depositor or the Servicer, as the case may be, shall deliver an Opinion of Counsel in form and substance reasonably satisfactory to the Indenture Trustee, stating either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

        (c)    Each of the Receivables Seller, Depositor and the Servicer shall have an obligation to give the Majority Noteholder, the Owner Trustee and the Indenture Trustee at least 60 days' prior written notice of any change in the jurisdiction of its formation or organization if, as a result of such change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Servicer shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America and, in the case of servicing offices, Canada or such other locations as may be approved by the Majority Noteholder.

        (d)    The Servicer shall maintain accounts and records as to each Receivable accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Receivable and the amounts from time to time deposited in the Collection Account in respect of such Receivable.

        (e)    The Servicer shall maintain its computer systems so that, from and after the time of sale under this Agreement of the Receivables to the Issuer, the Servicer's master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuer in such Receivable and that such Receivable is owned by the Issuer. Indication of the Issuer's interest in a Receivable shall be deleted from or modified on the Servicer's computer systems when, and only when, the related Receivable shall have been paid in full or repurchased.

        (f)    If at any time either Receivables Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if it shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Issuer.

        (g)    Upon request, the Servicer shall furnish to the Majority Noteholder, the Owner Trustee, the Master Servicer or to the Indenture Trustee, within five Business Days, a list of all Receivables (by contract number and name of Obligor) then held as part of the Issuer, together with a reconciliation of such list to the Schedule of Receivables and to each of the Servicer's Certificates furnished before such request indicating removal of Receivables from the Issuer.

        (h)    The Servicer shall deliver to the Majority Noteholder, the Master Servicer, the Owner Trustee and the Indenture Trustee:

          (1)    promptly after the execution and delivery of the Agreement and, if required pursuant to Section 11.1, of each amendment, an Opinion of Counsel stating that, in the opinion of such Counsel, in form and substance reasonably satisfactory to the Indenture Trustee, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest; and

          (2)    within 90 days after the beginning of each calendar year beginning with the first calendar year beginning more than three months after the Cut-off Date, an Opinion of Counsel, dated as of a date during such 90-day period, stating that, in the opinion of such counsel, either (A) all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Issuer and the Indenture Trustee in the Receivables, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) no such action shall be necessary to preserve and protect such interest.

        Each Opinion of Counsel referred to in clause (1) or (2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

        SECTION 11.3.    Notices.    All demands, notices and communications upon or to the Receivables Seller, the Servicer, the Owner Trustee or the Indenture Trustee under this Agreement shall be in writing, personally delivered, or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) in the case of the Depositor to AmeriCredit Warehouse Corporation, 639 Isbell Road, Suite 390 Reno, Nevada 89509, Attention: Chief Financial Officer, (b) in the case of the Receivables Seller or the Servicer to AmeriCredit Financial Services, Inc., 801 Cherry Street, Suite 3900, Fort Worth, Texas 76102, Attention: Chief Financial Officer, (c) in the case of the Issuer or the Owner Trustee, at the Corporate Trust Office of the Owner Trustee, Deutsche Bank Trust Company Delaware, 1001 Centre Road, Suite 200, Wilmington Delaware 19805-1266, Attention: Corporate Trust, and (d) in the case of the Indenture Trustee, at the Corporate Trust Office. Any notice required or permitted to be mailed to a Noteholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Note Register. Any notice so mailed within the time prescribed in the Agreement shall be conclusively presumed to have been duly given, whether or not the Noteholder shall receive such notice.

        SECTION 11.4.    Assignment.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.4 and 7.3 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Receivables Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee, the Master Servicer and the Majority Noteholder.

        SECTION 11.5.    Limitations on Rights of Others.    The provisions of this Agreement are solely for the benefit of the parties hereto, the Hedge Counterparties and the Noteholders, as third-party beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

        SECTION 11.6.    Severability.    Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 11.7.    Separate Counterparts.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        SECTION 11.8.    Headings.    The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

        SECTION 11.9.    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. WITH RESPECT TO ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EACH PARTY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN,

CITY OF NEW YORK, AND EACH PARTY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING HERETO BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY, PROVIDED THAT SERVICE OF PROCESS IS MADE BY ANY LAWFUL MEANS. NOTHING IN THIS SECTION 11.9 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO OR ITS ASSIGNEES, OR OF THE NOTEHOLDER OR ITS ASSIGNEES, TO BRING ANY OTHER ACTION OR PROCEEDING AGAINST ANY PARTY HERETO OR ITS PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.

        SECTION 11.10.    Assignment to Indenture Trustee.    The Receivables Seller hereby acknowledges and consents to any mortgage, pledge, assignment and grant of a security interest by the Issuer to the Indenture Trustee pursuant to the Indenture for the benefit of the Noteholders of all right, title and interest of the Issuer in, to and under the Receivables and/or the assignment of any or all of the Issuer's rights and obligations hereunder to the Indenture Trustee.

        SECTION 11.11.    Non-petition Covenants.    Notwithstanding any prior termination of this Agreement, the Servicer, the Depositor and the Receivables Seller shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer.

        (a)    Notwithstanding any prior termination of this Agreement, the Servicer and the Receivables Seller shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Depositor, acquiesce to, petition or otherwise invoke or cause the Depositor to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency or similar law, appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

        SECTION 11.12.    Limitation of Liability of Owner Trustee and the Indenture Trustee.    Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Deutsche Bank Trust Company Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall Deutsche Bank Trust Company Delaware in its individual capacity or, except as expressly provided in the Trust Agreement, as Owner Trustee have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles V, VI and VII of the Trust Agreement.

        (a)    Notwithstanding anything contained herein to the contrary, this Agreement has been executed and delivered by Bank One, NA, not in its individual capacity but solely as Indenture Trustee and in no event shall Bank One, NA, have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

        (b)    In no event shall Bank One, NA, in any of its capacities hereunder, be deemed to have assumed any duties of the Owner Trustee under the Delaware Statutory Trust Statute, common law, or the Trust Agreement.

        SECTION 11.13.    Independence of the Servicer.    For all purposes of this Agreement, the Servicer shall be an independent contractor and shall not be subject to the supervision of the Issuer, the Indenture Trustee, the Master Servicer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by this Agreement, the Servicer shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

        SECTION 11.14.    No Joint Venture.    Nothing contained in this Agreement (i) shall constitute the Servicer and either of the Issuer or the Owner Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

AMERICREDIT OWNER TRUST 2003-1
By:	DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Issuer.
By:	/s/ LOUIS BODI
	Name:	Louis Bodi
	Title:	Vice President
AMERICREDIT WAREHOUSE CORPORATION, as Depositor,
By:	/s/ J. MICHAEL MAY
	Name:	J. Michael May
	Title:	Senior Vice President—Associate Counsel
AMERICREDIT FINANCIAL SERVICES, INC., as Receivables Seller and as Servicer,
By:	/s/ BETH SORENSEN
	Name:	Beth Sorensen
	Title:	Senior Vice President, Finance

[Sale and Servicing Agreement]

SYSTEMS & SERVICES TECHNOLOGIES, INC.
	By:	/s/ JOSEPH BOOZ
		Name:	Joseph Booz
		Title:	EVP / Secretary / Gen. Counsel
Acknowledged and accepted by BANK ONE, NA, not in its individual capacity but solely as Indenture Trustee
By:	/s/ JOHN J. ROTHROCK
	Name:	John J. Rothrock
	Title:	Authorized Signer

[Sale and Servicing Agreement]

SCHEDULE A

SCHEDULE OF RECEIVABLES

[On File with AmeriCredit, Dewey Ballantine LLP, and the Trustee]

SCHEDULE B

REPRESENTATIONS AND WARRANTIES OF THE RECEIVABLES SELLER

        1.    Characteristics of Receivables.    Each Receivable (A) was originated (i) by the Receivables Seller, (ii) by a Dealer and purchased by the Receivables Seller from such Dealer under an existing Dealer Agreement or pursuant to a Dealer Assignment with the Receivables Seller and was validly assigned by such Dealer to the Receivables Seller pursuant to a Dealer Assignment or (iii) by a Third-Party Lender and purchased by the Receivables Seller from such Third-Party Lender under an existing Auto Loan Purchase and Sale Agreement or pursuant to a Third-Party Lender Assignment with the Receivables Seller and was validly assigned by such Third-Party Lender to the Receivables Seller pursuant to a Third-Party Lender Assignment, (B) was originated by the Receivables Seller, such Dealer or such Third-Party Lender for the retail sale of a Financed Vehicle in the ordinary course of the Receivables Seller's, the Dealer's or the Third-Party Lender's business, in each case was originated in accordance with the Receivables Seller's credit policies and was fully and properly executed by the parties thereto, and the Receivables Seller, each Dealer and each Third-Party Lender had all necessary licenses and permits to originate Receivables in the state where the Receivables Seller, each such Dealer or each such Third-Party Lender was located, (C) contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral security, (D) is a fully amortizing Simple Interest Receivable or Pre-Computed Receivable which provides for level monthly payments (provided that the period in the first Collection Period and the payment in the final Collection Period of the Receivable may be minimally different from the normal period and level payment) which, if made when due, shall fully amortize the Amount Financed over the original term and (E) has not been amended or collections with respect to which waived, other than as evidenced in the Receivable File relating thereto.

        2.    Fraud or Misrepresentation.    Each Receivable was originated (i) by the Receivables Seller, (ii) by a Dealer and was sold by the Dealer to the Receivables Seller, or (iii) by a Third-Party Lender and was sold by the Third-Party Lender to the Receivables Seller, without any fraud or misrepresentation on the part of such Dealer or Third-Party Lender in any case.

        3.    Compliance with Law.    All requirements of applicable federal, state and local laws, and regulations thereunder (including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Moss-Magnuson Warranty Act, the Federal Reserve Board's Regulations "B" and "Z" (including amendments to the Federal Reserve's Official Staff Commentary to Regulation Z, effective October 1, 1998, concerning negative equity loans), the Soldiers' and Sailors' Civil Relief Act of 1940, each applicable state Motor Vehicle Retail Installment Sales Act, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and other consumer credit laws and equal credit opportunity and disclosure laws) in respect of the Receivables and the Financed Vehicles, have been complied with in all material respects, and each Receivable and the sale of the Financed Vehicle evidenced by each Receivable complied at the time it was originated or made and now complies in all material respects with all applicable legal requirements.

        4.    Origination.    Each Receivable is the Dollar denominated obligation of an Obligor domiciled in the United States of America (exclusive of any Territories of the United States of America) at the time of origination.

        5.    Binding Obligation.    Each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable by the holder thereof in accordance with its terms, except (A) as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law and (B) as such Receivable may be modified by the application after the Cut-off Date of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended; and all parties to each Receivable had full legal capacity to execute and deliver such Receivable and all other documents related thereto and to grant the security interest purported to be granted thereby.

        6.    No Government Obligor.    No Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof.

        7.    Obligor Bankruptcy.    No Obligor has been identified on the records of the Receivables Seller as being the subject of a current bankruptcy proceeding, nor does the Receivables Seller have notice that an Obligor is the subject of a current bankruptcy proceeding.

        8.    Schedule of Receivables.    The information set forth in the Schedule of Receivables has been produced from the Electronic Ledger and was true and correct in all respects as of the close of business on the related Cut-off Date.

        9.    Marking Records.    By the Closing Date or Transfer Date, as applicable, the Servicer will have caused the portions of the Electronic Ledger relating to the Receivables to be clearly and unambiguously marked to show that the Receivables have been sold to the Issuer in accordance with the terms of the Sale and Servicing Agreement.

        10.    Computer Tape.    The Computer Tape made available by the Receivables Seller to the Issuer on the Closing Date or Transfer Date, as applicable, was complete and accurate as of the related Cut-off Date and includes a description of the same Receivables that are described in the Schedule of Receivables, including, without limitation, the following information with respect to each such Receivable: loan number, remaining balance ($), original balance ($), remaining term (months), original term (months), WAC (%), vehicle identification number, the AmeriCredit Score, 1st payment date (date), next payment date (date), last scheduled payment date (date), payment amount ($).

        11.    Adverse Selection.    No selection procedures adverse to the Noteholders were utilized in selecting the Receivables from those receivables owned by the Receivables Seller which met the selection criteria contained in the Sale and Servicing Agreement; provided, however, that no adverse selection procedures are deemed to have been utilized with respect to the $800,000,000 in seasoned receivables which were selected by the Receivables Seller for sale to the Depositor on the Closing Date.

        12.    Chattel Paper.    The Receivables constitute tangible chattel paper within the meaning of the UCC as in effect in the States of Texas, New York, Nevada and Delaware.

        13.    One Original.    There is only one original executed copy of each Receivable.

        14.    Receivable Files Complete.    There exists a Receivable File pertaining to each Receivable and such Receivable File contains the documents required to be contained therein. Each of such documents which is required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces. All blanks on any form have been properly filled in and each form has otherwise been correctly prepared.

        15.    Receivables in Force.    No Receivable has been satisfied, subordinated or rescinded, and the Financed Vehicle securing each such Receivable has not been released from the lien of the related Receivable in whole or in part. No terms of any Receivable have been waived, altered or modified in any respect since its origination, except by instruments or documents identified in the Receivable File.

        16.    Lawful Assignment.    No Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under this Agreement or pursuant to transfers of the Securities.

        17.    Good Title.    Immediately prior to the conveyance of the Receivables to the Issuer pursuant to this Agreement, the Receivables Seller was the sole owner thereof and had good and indefeasible title thereto, free of any Lien and, upon execution and delivery of this Agreement by the Receivables

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Seller, the Issuer shall have good and indefeasible title to and will be the sole owner of such Receivables, free of any Lien. No Dealer or Third-Party Lender has a participation in, or other right to receive, proceeds of any Receivable. The Receivables Seller has not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related Insurance Policies or the related Dealer Agreements, Auto Loan Purchase and Sale Agreements, Dealer Assignments or Third-Party Lender Assignments or to payments due under such Receivables.

        18.    Security Interest in Financed Vehicle.    Each Receivable created or shall create a valid, binding and enforceable first priority security interest in favor of the Receivables Seller in the Financed Vehicle. The Lien Certificate and original certificate of title for each Financed Vehicle show, or if a new or replacement Lien Certificate is being applied for with respect to such Financed Vehicle the Lien Certificate will be received within 180 days of the Closing Date or related Transfer Date, as applicable, and will show the Receivables Seller (or a Titled Third-Party Lender) named as the original secured party under each Receivable as the holder of a first priority security interest in such Financed Vehicle. With respect to each Receivable for which the Lien Certificate has not yet been returned from the Registrar of Titles, the Receivables Seller has applied for or received written evidence from the related Dealer or Third-Party Lender that such Lien Certificate showing the Receivables Seller (or a Titled Third-Party Lender) as first lienholder has been applied for and the Receivables Seller's security interest has been validly assigned to the Issuer pursuant to this Agreement. Immediately after the sale, transfer and assignment thereof by the Receivables Seller to the Issuer, each Receivable will be secured by an enforceable and perfected first priority security interest in the Financed Vehicle in favor of the Indenture Trustee as secured party, which security interest is prior to all other Liens upon and security interests in such Financed Vehicle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor or materials affecting a Financed Vehicle). There are no Liens or claims for taxes, work, labor or materials affecting a Financed Vehicle which are or may be Liens prior or equal to the Liens of the related Receivable.

        19.    All Filings Made.    All filings (including, without limitation, UCC filings) required to be made by any Person and actions required to be taken or performed by any Person in any jurisdiction to give the Issuer a first priority perfected lien on, or ownership interest in, the Collateral and any proceeds thereof have been made, taken or performed.

        20.    No Impairment.    The Receivables Seller has not done anything to convey any right to any Person that would result in such Person having a right to payments due under the Receivable or otherwise to impair the rights of the Issuer, the Depositor, the Indenture Trustee and the Noteholders in any Receivable or the proceeds thereof.

        21.    Receivable Not Assumable.    No Receivable is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Receivables Seller with respect to such Receivable.

        22.    No Defenses.    No Receivable is subject to any right of rescission, setoff, counterclaim or defense and no such right has been asserted or threatened with respect to any Receivable.

        23.    No Default.    There has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and no condition exists or event has occurred and is continuing that with notice, the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable, and there has been no waiver of any of the foregoing. No Financed Vehicle has been repossessed.

        24.    Insurance.    At the time of an origination of a Receivable by the Receivables Seller or a purchase of a Receivable by the Receivables Seller from a Dealer or Third-Party Lender, each

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Financed Vehicle is required to be covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) its maximum insurable value or (b) the principal amount due from the Obligor under the related Receivable, (ii) naming the Receivables Seller as loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage. Each Receivable requires the Obligor to maintain physical loss and damage insurance, naming the Receivables Seller and its successors and assigns as additional insured parties, and each Receivable permits the holder thereof to obtain physical loss and damage insurance at the expense of the Obligor if the Obligor fails to do so. No Financed Vehicle is insured under a policy of Force-Placed Insurance.

        25.    Past Due.    No Receivable is a Defaulted Receivable or a Delinquent Receivable.

        26.    Remaining Principal Balance.    The Principal Balance of each Receivable set forth in the Monthly Tape is true and accurate in all respects.

        27.    Certain Characteristics of Receivables.    (A) Each Receivable had a remaining maturity, as of the related Cut-off Date, of not less than 6 months but not more than 72 months; (B) each Receivable had an original maturity of at least 6 months but not more than 72 months; (C) no Receivable had an AmeriCredit Score less than 205; (D) each Receivable had a remaining Principal Balance as of the related Cut-off Date of at least $250 and not more than $80,000 as of the related Cut-off Date; (E) each Receivable has an Annual Percentage Rate of at least 6.00% and not more than 33.00%; (F) no Receivable is more than 30 days past due; (G) no funds have been advanced by the Receivables Seller, any Dealer, any Third-Party Lender, or anyone acting on behalf of any of them in order to cause any Initial Receivable to qualify under clause (F) above; and (H) no Obligor is an employee of the Receivables Seller or any Affiliate thereof.

        28.    No Financed Repossessions.    No Receivable is secured by a vehicle which is a financed repossession.

        29.    Aging.    Other than the Receivables sold and contributed by the Receivables Seller on the Closing Date, each Receivable was originated at least 31 days but not more than 60 days prior to the Transfer Date.

        30.    No Corporate Obligor.    No Obligor is a corporation, partnership or limited liability company.

        31.    Extensions.    As of the applicable Transfer Date, no Receivable has had its payments extended or deferred since its origination.

        32.    Rewrite of Loan Number.    No Receivable has been rewritten to a new loan number in connection with a refinancing of the related Financed Vehicle.

        33.    No Future Advances.    The full amount of each Receivables has been advanced and there are no requirements for future advances under the related Contract.

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SCHEDULE C

SERVICING POLICIES AND PROCEDURES
Note: Applicable Time Periods Will Vary by State

Compliance with state collection laws is required of all the Servicer's Collection Personnel. Additionally, the Servicer has chosen to follow the guidelines of the Federal Fair Debt Collection Practices Act (FDCPA).

The Collection Process

The Servicer mails each customer a monthly billing statement 16 to 20 days before payment is due.

A.
All accounts are issued to the Computer Assisted Collection System (CACS) at 5 days delinquent or at such other dates of delinquency as determined by historical payment patterns of the account.

B.
The CACS segregates accounts into two groups: loans less than 30 days delinquent and those over 30 days delinquent.

C.
Loans delinquent for less than 30 days are then further segregated into two groups: accounts that have good phone numbers and those that do not.

D.
Loans with good phone numbers are transferred to the Davox system (the Servicer's predictive dialing system). The system automatically dials the phone number related to a delinquent account. When a connection is made, the account is then routed to the next available account representative.

E.
Loans without good phone numbers are assigned to front-end collectors.

F.
All reasonable collection efforts are made in an attempt to prevent these accounts from becoming 30+ days delinquent—this includes the use of collection letters. Collection letters may be utilized between 15th and 25th days of delinquency.

G.
When an account reaches 31 days delinquent, a collector determines if any default notification is required in the state where the debtor lives.

H.
When an account exceeds 61 days delinquent, the loan is assigned to a hard-core collector who will continue the collection effort. If the account cannot be resolved through normal collection efforts (i.e., satisfactory payment arrangements) then the account may be submitted for repossession approval. An officer must approve all repossession requests.

I.
CACS allows each collector to accurately document and update each customer file when contact (verbal or written) is made.

Repossessions

If repossession of the collateral occurs, the following steps are taken:

A.
Proper authorities are notified (if applicable).

B.
An inventory of all personal property is taken and a condition report is prepared on the vehicle.

C.
Written notification, as required by state law, is sent to the customer(s) stating their rights of redemption or reinstatement along with information on how to obtain any personal property that was in the vehicle at the time of repossession.

D.
Written request to the originating dealer for all refunds due for dealer adds is made.

E.
Collateral disposition through public or private sale, (dictated by state law), in a commercially reasonable manner, through a third-party auto auction.

F.
After the collateral is liquidated, the debtor(s) is notified in writing of the deficiency balance owed, if any.

Use of Due Date Changes

Due dates may be changed subject to the following conditions:

A.
The account is contractually current or will be brought current with the due date change.

B.
Due date changes cannot exceed the total of 15 days over the life of the contract.

C.
The first installment payment has been paid in full.

D.
Only one due date change in a twelve month period.

E.
An officer must approve any exceptions to the above stated policy.

Use of Payment Deferments

A payment deferral is offered to customers who have the desire and capacity to make future payments but who have encountered temporary financial difficulties, with management approval.

A.
Without prior approval, minimum of six payments have been made on the account and a minimum of nine payments have been made since the most recent deferment (if any).

B.
The account will be brought current with the deferment, but not paid ahead, without management approval.

C.
A deferment fee is collected on all transactions.

D.
No more than eight total payments may be deferred over the life of the loan, without management approval.

E.
No single payment deferral may defer payment for more than two payment periods.

An officer must approve any exceptions to the above stated policy.

Charge-Offs

It is the Servicer's policy that any account that is not successfully recovered by 120 days delinquent is submitted to an officer for approval and charge-off.

It is the Servicer's policy to carry all Chapter 13 bankruptcy accounts until 120 days delinquent. A partial charge-off is taken for the unsecured portion of the account. On fully reaffirmed Chapter 7 bankruptcy accounts, the accounts can be deferred current at the time of discharge.

Deficiency Collections

Accounts are assigned to third party collection agencies for deficiency collections.

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EXHIBIT A

SERVICER'S CERTIFICATE

[On File with AmeriCredit and Dewey Ballantine LLP]

EXHIBIT B

FORM OF S&SA ASSIGNMENT

        ASSIGNMENT NO.    OF RECEIVABLES ("S&SA Assignment"), dated (the "Transfer Date"), by AMERICREDIT WAREHOUSE CORPORATION, (the "Depositor") to AMERICREDIT OWNER TRUST 2003-1 (the "Issuer") pursuant to the Sale and Servicing Agreement referred to below.

WITNESSETH:

        WHEREAS, the Depositor, the Issuer AmeriCredit Financial Services, Inc., Systems & Services Technologies, Inc. and Bank One, NA are the parties to the Sale and Servicing Agreement, dated as of March 18, 2003 (the "Agreement"), hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified;

        WHEREAS, pursuant to the Agreement, the Depositor wishes to sell and contribute those Receivables listed on Schedule A hereto (the "Related Receivables") to the Issuer on the "Related Transfer Date" described herein in exchange for cash consideration and other good and valid consideration the receipt and sufficiency of which is hereby acknowledged; and

        WHEREAS, the Issuer is willing to acquire such Related Receivables subject to the terms and conditions hereof and of the Agreement;

        NOW THEREFORE, the Depositor and the Issuer hereby agree as follows:

        1.    Defined Terms. All capitalized terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

        2.    Designation of Receivables. The Depositor does hereby deliver herewith a Receivables Schedule containing a true and complete list of the Related Receivables to be conveyed on              , 2003 (the "Related Transfer Date"). Such list is marked as Schedule A to this S&SA Assignment and is hereby incorporated into and made a part of this S&SA Assignment.

        3.    Conveyance of Receivables. The Depositor hereby sells and contributes to the Issuer (the "Assignment"), without recourse and on a servicing released basis (except as expressly provided in the Agreement), all right, title and interest of the Depositor in and to: (i) the Related Receivables originated or acquired by the Depositor and listed on the Schedule A hereto; (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to such Related Receivables and any other interest of the Depositor in such Financed Vehicles; (iii) any proceeds and the right to receive proceeds with respect to such Related Receivables from claims on any physical damage, credit life or disability insurance policies covering the related Financed Vehicles or Obligors and any proceeds from the liquidation of such Related Receivables; (iv) any proceeds from any Related Receivable repurchased by a Dealer pursuant to a Dealer Agreement or a Third-Party Lender pursuant to an Auto Loan Purchase and Sale Agreement as a result of a breach of representation or warranty in the related Dealer Agreement or Auto Loan Purchase and Sale Agreement; (v) all rights under any Service Contracts on the related Financed Vehicles; (vi) the related Receivable Files; and (vii) and the proceeds of any and all of the foregoing.

        4.    Issuer's Acknowledge Assignment. As of the Related Transfer Date, pursuant to this S&SA Assignment and Section 2.1(a) of the Agreement, the Issuer acknowledges its receipt of the Related Receivables listed on the attached Receivables Schedule and all other related property in the Trust Estate.

        5.    Acceptance of Rights But Not Obligations. The foregoing sale, contribution, transfer, assignment, set over and conveyance does not, and is not intended to, result in a creation or an assumption by the Issuer of any obligation of the Depositor or any other Person in connection with this S&SA Assignment or under any agreement or instrument relating thereto except as specifically set forth herein.

        6.    Depositor Acknowledges Receipt of Sales Price and Contribution to Capital. The Depositor hereby acknowledges that, if applicable, it has received the Sales Price (or it has otherwise been distributed at its direction) with respect to the Related Receivables and it has contributed the Receivables in excess of such Sales Price to the capital of the Issuer.

        7.    Conditions Precedent. The conditions precedent in Section 2.1(b) of the Agreement have been satisfied.

        8.    Amendment of the Agreement. The Agreement is hereby amended by providing that all references to the "Agreement", "this Agreement" and "herein" shall be deemed from and after the Transfer Date to be a dual reference to the Agreement as supplemented by this S&SA Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and the Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein, this S&SA Assignment shall not constitute or be deemed to constitute a waiver of compliance with or consent to noncompliance with any term or provision of the Agreement.

        9.    Counterparts. This S&SA Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the Depositor and the Issuer have caused this S&SA Assignment to be duly executed on their behalf by their respective officers thereunto duly authorized as of the day and year first above written.

AMERICREDIT WAREHOUSE CORPORATION, as Depositor
By:	Name: Title:
AMERICREDIT OWNER TRUST 2003-1, as Receivables Seller
By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as Owner Trustee
By:	Name: Title:

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ANNEX A

        Whenever used in any of (i) the Indenture, dated as of March 18, 2003, among AMERICREDIT OWNER TRUST 2003-1, a Delaware statutory trust, and BANK ONE, NA, a national banking association (as amended, supplemented or otherwise modified from time to time, the "Indenture"), or (ii) the Sale and Servicing Agreement, dated as of March 18, 2003, among AMERICREDIT OWNER TRUST 2003-1, a Delaware statutory trust, AMERICREDIT WAREHOUSE CORPORATION, a Nevada corporation, AMERICREDIT FINANCIAL SERVICES, INC., a Delaware corporation, SYSTEMS & SERVICES TECHNOLOGIES, INC. and BANK ONE, NA, (as amended, supplemented or otherwise modified from time to time, the "Sale and Servicing Agreement"), or (iii) the Receivables Purchase and Contribution Agreement, dated as of March 18, 2003, between AMERICREDIT WAREHOUSE CORPORATION, and AMERICREDIT FINANCIAL SERVICES, INC. (as amended, supplemented or otherwise modified from time to time, the "Receivables Purchase and Contribution Agreement"), the following words and phrases shall have the following meanings:

        "1933 Act" means, the Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

        "1934 Act" means, the Securities Exchange Act of 1934, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

        "1939 Act" means the Trust Indenture Act of 1939, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

        "1940 Act" means the Investment Company Act of 1940, as amended, and the rules, regulations and published interpretations of the Securities and Exchange Commission promulgated thereunder from time to time.

        "Accountants' Report" means the report of a firm of nationally recognized independent accountants described in Section 4.11 of the Sale and Servicing Agreement.

        "Accrual Period": means, (i) with respect to the Class A Notes and any Payment Date, the calendar month immediately preceding the month of such Payment Date (or, in the case of the initial Payment Date, the period commencing on and including the Closing Date and ending March 31, 2003), (ii) with respect to the Class B Notes and the Class C Notes and any Payment Date following the Facility Termination Date, the calendar month immediately preceding the month of such Payment Date (or, in the case of the initial Payment Date following the Facility Termination Date, the period commencing on and including the Facility Termination Date and ending on the last day of the month in which the Facility Termination Date occurs) and (iii) with respect to any Class of Notes and the Final Payment Date for such Class, the period commencing on the first day of the preceding month and ending on the day immediately preceding such Final Payment Date.

        "Act" has the meaning specified in Section 10.04 of the Indenture.

        "Additional Interest" means, an amount equal to 3% of the Receivables Amortization Amount for such Payment Date, plus any unpaid Additional Interest from any prior Payment Date.

        "Administrative Receivable" means, with respect to any Collection Period, a Receivable which the Servicer is required to purchase pursuant to Section 4.7 of the Sale and Servicing Agreement or which the Servicer has elected to purchase pursuant to Section 4.4(c) of the Sale and Servicing Agreement on the Determination Date with respect to such Collection Period.

ANNEX A-1

        "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. A person shall not be deemed to be an Affiliate of any person solely because such other Person has the contractual right or obligation to manage such Person, unless such other Person controls such Person through equity ownership or otherwise.

        "Aggregate Principal Balance" means, with respect to any date of determination, the sum of the Principal Balances for all Eligible Receivables (other than (i) any Receivable that became a Liquidated Receivable prior to the end of the related Collection Period, (ii) any Receivable that became a Purchased Receivable prior to the end of the related Collection Period and (iii) any Delinquent Receivable) as of the date of determination.

        "AmeriCredit" means AmeriCredit Financial Services, Inc.

        "AmeriCredit Score" means, with respect to a Receivable at any time, the credit score for the related Obligor at such time, determined in accordance with the Servicing Collection and Credit Policy and Procedures (as in effect from time to time).

        "Amount Financed" means, with respect to a Receivable, the aggregate amount advanced under such Receivable toward the purchase price of the Financed Vehicle and any related costs, including amounts advanced in respect of accessories, insurance premiums (excluding premiums on force-placed insurance), service and warranty contracts, other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

        "Ancillary Payments" with respect to any Payment Date, all Collections with respect to the Receivables during the related Collection Period in excess of the principal and interest collected on the Receivables in such Collection Period.

        "Annual Percentage Rate" or "APR" of a Receivable means the annual percentage rate of finance charges or service charges, as stated in the related Contract.

        "Assignment" has the meaning specified in Section 2.01(d) of the Receivables Purchase and Contribution Agreement.

        "Authorized Officer" means, with respect to the Issuer, the Depositor and the Servicer, any officer or agent acting pursuant to a power of attorney of the Owner Trustee (including AmeriCredit as administrator), the Depositor or the Servicer, as applicable, who is authorized to act for the Owner Trustee, the Depositor or the Servicer, as applicable, in matters relating to the Issuer and any person who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Depositor and the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

        "Auto Loan Purchase and Sale Agreement" means any agreement between a Third-Party Lender and AmeriCredit relating to the acquisition of Receivables from a Third Party Lender by AmeriCredit.

        "Available Funds" means, with respect to any Payment Date, the sum of (i) the Collected Funds for the related Collection Period, (ii) all Repurchase Prices deposited in the Collection Account during the related Collection Period, (iii) Investment Earnings with respect to the Trust Accounts for the related Collection Period, (iv) following the acceleration of the Notes pursuant to Section 4.02 of the Indenture, the amount of money or property collected pursuant to Section 4.03 of the Indenture since the preceding Payment Date by the Indenture Trustee for distribution pursuant to Section 4.05 of the Indenture, (v) any Redemption Price paid pursuant to Section 2.16 of the Indenture, (vi) any

ANNEX A-2

Disposition Proceeds, (vii) all collections and proceeds in respect of any Retained Securities and (viii) any amounts received by the Indenture Trustee pursuant to any Hedge Agreement.

        "Base Rate" means, on any date, the greater of (i) the Federal Funds Rate for such date and (ii) the DBNY Prime Rate for such date.

        "Basic Documents" means the Indenture, the Certificate of Trust, the Trust Agreement, the Sale and Servicing Agreement, the Receivables Purchase and Contribution Agreement, the Note Purchase Agreement, the Custodian Agreement, any Hedge Agreement, the Collateral Assignment of Hedge Agreement and other documents and certificates delivered in connection therewith.

        "Business Day" means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Delaware, New York, Ohio or Texas are authorized or obligated to be closed.

        "Cap Agreement" means the Interest Rate Cap Agreement, dated March 18, 2003, between the Issuer and Barclays Bank PLC as Hedge Counterparty, together with the schedules and confirmations related thereto.

        "Cash" means coin or currency of the United States or immediately available federal funds, including such funds delivered by wire transfer.

        "Certificate" means a trust certificate evidencing a beneficial interest of a Certificateholder in the Trust.

        "Certificate of Trust" means the certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement.

        "Certificateholder" means a Person in whose name a Certificate is registered.

        "Closing Date" means March 18, 2003.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

        "Collateral" and "Trust Estate" have the meaning specified in the Granting Clause of the Indenture.

        "Collateral Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

        "Collateral Assignment of Hedge Agreement" means the Collateral Assignment of Hedge Agreement dated as of March 18, 2003 between the Issuer and the Indenture Trustee as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

        "Collateral Insurance" has the meaning set forth in Section 4.4(a) of the Sale and Servicing Agreement.

        "Collateral Value" means, with respect to the Collateral as of any date, the sum of (a) the product of (i) the unpaid Principal Balances of the Eligible Receivables and (ii) the Discount Factor, plus (b) the amount of funds on deposit in the Trust Accounts representing principal Collections in respect of the Receivables plus (c) the amount of funds on deposit in the Collateral Account not to exceed $25,000,000; provided, however, that the Collateral Value shall be zero with respect to each Receivable (1) that is not an Eligible Receivable, (2) that the Receivables Seller is required to repurchase pursuant to Section 3.2 of the Sale and Servicing Agreement or (3) that is a Delinquent Receivable; provided, further, that the aggregate Collateral Value of Receivables with respect to which any payment has been extended or deferred may not exceed 4% of the Note Principal Balance and the Collateral Value of any Receivables in excess of such amount shall be zero.

ANNEX A-3

        "Collected Funds" means, with respect to any Collection Period, the amount of funds in the Collection Account representing collections on the Receivables during such Collection Period, including all Net Liquidation Proceeds collected during such Collection Period (but excluding any Repurchase Price).

        "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

        "Collection Period" means, with respect to the first Payment Date, the period beginning on the close of business on March 10, 2003 and ending on the close of business on March 31, 2003. With respect to each subsequent Payment Date, "Collection Period" means the period beginning on the close of business on the last day of the immediately preceding Collection Period and ending on the close of business on the last day of the immediately preceding calendar month. Any amount stated "as of the close of business of the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day: (i) all applications of collections and (ii) all distributions.

        "Collection Records" means all manually prepared or computer generated records relating to collection efforts or payment histories with respect to the Receivables.

        "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds (including liquidation proceeds) of such Receivable, including, without limitation, all Finance Charges, if any, and any refunded portion of extended warranty protection plan costs or of insurance costs (for example, physical damage, credit life or disability) included in the original amount financed under such Receivable, and cash proceeds of security related to such Receivable.

        "Computer Tape" means the computer tapes or other electronic media furnished by AmeriCredit to the Issuer and its assigns (and delivered to the Master Servicer) describing certain characteristics of the Receivables as of the related Cut-off Date.

        "Contract" means a motor vehicle retail installment sale contract.

        "Control Person" means, with respect to any Person, any other Person that constitutes a "controlling person" within the meaning of Section 15 of the 1933 Act.

        "Corporate Trust Office" means (i) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which at the time of execution of this agreement is 1011 Centre Road, Suite 200, Wilmington, Delaware 19805-1266, and (ii) with respect to the Indenture Trustee, the principal office thereof at which at any particular time its corporate trust business shall be administered, which at the time of execution of this agreement is 1111 Polaris Parkway, Suite 1K, Columbus, Ohio 43240 (facsimile number: (614) 248-8195), Attention: Corporate Trust, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Master Servicer, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders, the Master Servicer and the Issuer).

        "Cram Down Loss" means, with respect to a Receivable, if a court of appropriate jurisdiction in a proceeding related to an Insolvency Event shall have issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Receivable Payment to be made on a Receivable, an amount equal to (i) the excess of the principal balance of such Receivable immediately prior to such order over the principal balance of such Receivable as so reduced and/or (ii) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of the principal balance of such Receivable immediately prior to such order over the net present value (using as the discount rate the higher of the APR on such Receivable or the rate of interest, if any, specified

ANNEX A-4

by the court in such order) of the Scheduled Receivable Payments as so modified or restructured. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

        "Custodial File" shall have the meaning specified in Section 1.1 of the Custodian Agreement.

        "Custodian" means Bank One Trust Company, NA, as Custodian under the Custodian Agreement and any successor Custodian thereunder.

        "Custodian Agreement" means the Custodian Agreement, dated March 18, 2003, between the Custodian and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

        "Custodian Fee" means the fee paid to the Custodian in accordance with Section 2.7 of the Custodian Agreement.

        "Cutoff Date" means, with respect to the initial Cutoff Date, the end of business March 10, 2003, and for each subsequent Cutoff Date, the last calendar day of the month preceding the related Payment Date.

        "Daily Interest Amount" means, with respect to each Class of Notes and each day and the related Accrual Period, an amount equal to (x) the applicable Note Rate times (y) the Note Principal Balance of such Class as of the preceding Business Day after giving effect to all changes to the Note Principal Balance of such Class on or prior to such preceding Business Day times (z) a fraction, the numerator of which is one and the denominator of which is 360.

        "DBNY" means Deutsche Bank AG, a German banking corporation acting through its New York Branch.

        "DBNY Prime Rate" means the base commercial lending rate per annum, announced from time to time by DBNY in New York, in effect on such date.

        "Dealer" means a dealer who sold a Financed Vehicle and who originated and assigned the respective Receivable to AmeriCredit under a Dealer Agreement or pursuant to a Dealer Assignment.

        "Dealer Agreement" means any agreement between a Dealer and AmeriCredit relating to the acquisition of Receivables from a Dealer by AmeriCredit.

        "Dealer Assignment" means, with respect to a Receivable, the executed assignment executed by a Dealer conveying such Receivable to AmeriCredit.

        "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

        "Default Termination Payments" means any termination payment required to be made by the Issuer under a Hedge Agreement resulting from a termination of any Hedge Agreement in respect of which the Hedge Counterparty is the sole Affected Party (as defined in the Hedge Agreement).

        "Defaulted Receivable" means, with respect to any date, a Receivable with respect to which (i) the Servicer has repossessed the related Financed Vehicle (and any applicable redemption period has expired), (ii) the Obligor is the subject of a current bankruptcy proceeding or (iii) such Receivable is in default and the Servicer has charged-off such Receivable or in each case in accordance with the Servicing Standard otherwise has determined in good faith that payments thereunder are not likely to be resumed.

        "Delinquent Receivable" means a Receivable (other than a Defaulted Receivable) with respect to which more than 5% of a Scheduled Receivable Payment is more than 30 days past due or which is a Defaulted Receivable.

ANNEX A-5

        "Delivery" when used with respect to Trust Account Property means:

          (a)    with respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC and are susceptible of physical delivery, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank, and, with respect to a certificated security (as defined in Section 8-102 of the UCC), transfer thereof (i) by delivery of such certificated security endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank to a financial intermediary (as defined in Section 8-313 of the UCC) and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian and the sending by such financial intermediary of a confirmation of the purchase of such certificated security by the Indenture Trustee or its nominee or custodian, or (ii) by delivery thereof to a "clearing corporation" (as defined in Section 8-102(3) of the UCC) and the making by such clearing corporation of appropriate entries on its books reducing the appropriate securities account of the transferor and increasing the appropriate securities account of a financial intermediary by the amount of such certificated security, the identification by the clearing corporation of the certificated securities for the sole and exclusive account of the financial intermediary, the maintenance of such certificated securities by such clearing corporation or a "custodian bank" (as defined in Section 8-102(4) of the UCC) or the nominee of either subject to the clearing corporation's exclusive control, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such securities and the making by such financial intermediary of entries on its books and records identifying such certificated securities as belonging to the Indenture Trustee or its nominee or custodian (all of the foregoing, "Physical Property"), and, in any event, any such Physical Property in registered form shall be in the name of the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof;

          (b)    with respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to federal book-entry regulations, the following procedures, all in accordance with applicable law, including applicable Federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such Trust Account Property to an appropriate book-entry account maintained with a Federal Reserve Bank by a financial intermediary which is also a "depository" pursuant to applicable Federal regulations and issuance by such financial intermediary of a deposit advice or other written confirmation of such book-entry registration to the Indenture Trustee or its nominee or custodian of the purchase by the Indenture Trustee or its nominee or custodian of such book-entry securities; the making by such financial intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Indenture Trustee or its nominee or custodian and indicating that such custodian holds such Trust Account Property solely as agent for the Indenture Trustee or its nominee or custodian; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Trust Account Property to the Indenture Trustee or its nominee or custodian, consistent with changes in applicable law or regulations or the interpretation thereof; and

ANNEX A-6

          (c)    with respect to any item of Trust Account Property that is an uncertificated security under Article 8 of the UCC and that is not governed by clause (b) above, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the purchase by the Indenture Trustee or its nominee or custodian of such uncertificated security, the making by such financial intermediary of entries on its books and records identifying such uncertificated certificates as belonging to the Indenture Trustee or its nominee or custodian.

        "Demand Document" has the meaning specified in Section 2.2(c) of the Custodian Agreement.

        "Depositor" shall mean AmeriCredit Warehouse Corporation in its capacity as Depositor under the Trust Agreement.

        "Determination Date" means, with respect to any Collection Period, the second Business Day preceding the Payment Date in the next calendar month.

        "Discount Factor" means 87.5%.

        "Disposition" means a Securitization, Whole Receivable Sale, or other disposition of Receivables.

        "Disposition Participants" means, as applicable, with respect to a Disposition, any "depositor" and/or "issuer" with respect to such Disposition, the Initial Noteholder, the Majority Noteholder, the Issuer, the Servicer, the Master Servicer, the related master servicer, servicer and/or backup servicer, the related trustee and the related custodian, any nationally recognized credit rating agency, the related underwriters, the related placement agent, the related credit enhancer, the related whole-loan purchaser, the related purchaser of securities and/or any other party necessary or, in the good faith belief of any of the foregoing, desirable to effect a Disposition.

        "Disposition Proceeds" means, with respect to a Disposition, (x) the proceeds of the Disposition remitted to the Issuer in respect of the Receivables transferred on the date of and with respect to such Disposition, less all costs, fees and expenses incurred in connection with such Disposition, including, without limitation, all amounts deposited into any reserve accounts upon the closing thereof plus (y) the net positive or net negative value of all Hedge Agreements terminated in connection with such Disposition minus (z) all other amounts agreed upon in writing by the Initial Noteholder and the Issuer.

        "Dollars" means the lawful currency of the United States of America.

        "Electronic Ledger" means the electronic master record of the retail installment sales contracts or installment loans of the Servicer.

        "Eligible Deposit Account" means a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

        "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

          (a)    direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

          (b)    demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and

ANNEX A-7

  examination by federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided, however, that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Payment Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) of such depository institution or trust company shall have a credit rating from Standard & Poor's of A-1+ and from Moody's of Prime-1;

          (c)    commercial paper and demand notes investing solely in commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from Standard & Poor's of A-1+ and from Moody's of Prime-1;

          (d)    investments in money market funds (including funds for which the Indenture Trustee or the Owner Trustee in each of their individual capacities or any of their respective Affiliates is investment manager, controlling party or advisor) having a rating from Standard & Poor's of AAA-m or AAAm-G and from Moody's of Aaa;

          (e)    bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above; and

          (f)    repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) referred to in clause (b) above.

        Any of the foregoing Eligible Investments may be purchased by or through the Owner Trustee or the Indenture Trustee or any of their respective Affiliates.

        "Eligible Receivable" means, with respect to any day, a Receivable as to which each of the representations and warranties set forth on the Schedule of Representations attached as Schedule B to the Sale and Servicing Agreement is true and correct on such day, provided that if the eligibility criteria for any asset-backed securitization sponsored by AmeriCredit after the Closing Date are more restrictive than those set forth on such Schedule B, Schedule B shall be deemed amended by the substitution of such more restrictive criteria.

        "Eligible Servicer" means any Person consented to in writing by the Majority Noteholder.

        "Entitlement Order" shall have the meaning specified in Section 8-102(a)(8) of the UCC.

        "ERISA" has the meaning specified in Section 2.4 of the Indenture.

        "Event of Default" has the meaning specified in Section 5.1 of the Indenture.

        "Exceptions" has the meaning specified in Section 2.3(a) of the Custodian Agreement.

        "Exceptions Report" has the meaning specified in Section 2.3(a) of the Custodian Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Facility Period" means the period commencing on the Closing Date and ending on the Facility Termination Date.

ANNEX A-8

        "Facility Termination Date" means the earliest of (i) the date which is six months after the Closing Date, (ii) the occurrence of an Event of Default, (iii) the occurrence of a Servicer Termination Event and (iv) at the option of the Initial Noteholder, any date after the Receivables Seller or any Affiliate thereof has completed term securitizations of loans with an unpaid principal balance equal to or greater than $1,700,000,000.

        "FDIC" means the Federal Deposit Insurance Corporation.

        "Federal Funds Rate" means (i) the interest rate per annum quoted by DBNY at approximately 11:00 a.m., New York City time, on such date, to dealers in the New York Federal funds market for the overnight offering of Dollars by DBNY plus (ii) one-half of one percent (0.50%).

        "File Transfer Date" has the meaning specified in Section 1.1 of the Custodian Agreement.

        "Final Payment Date" means, with respect to each Class of Notes, the Payment Date on which the final payment of all amounts due on such Class of Notes is made under the Indenture by reason of all principal, interest and other amounts due and payable on such Notes having been paid or the Collateral having been exhausted.

        "Finance Charges" means, with respect to a Contract, any finance, interest or similar charges owing by an Obligor or another Person pursuant to such Contract.

        "Financed Vehicle" means an automobile or light-duty truck, van or minivan, together with all accessions thereto, securing an Obligor's indebtedness under the respective Receivable.

        "Financial Asset" shall have the meaning specified in Section 8-102(a)(9) of the UCC.

        "Floating Rate" means, with respect to each day, the Base Rate plus (i) 0.75% per annum or (ii) following the termination of the Facility Period, 1.75% per annum.

        "Force-Placed Insurance" has the meaning specified in Section 4.4 of the Sale and Servicing Agreement.

        "Funding Conditions" has the meaning specified in Section 7.02 of the Indenture.

        "Governmental Authority" means applicable federal, state county, or municipal authority that exercises executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

        "Grant" means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

        "Hedge Agreement" means (i) the Cap Agreement and (ii) any other interest rate cap agreement, interest rate floor agreement, interest rate swap agreement or other hedging agreement entered into by the Issuer or the Initial Noteholder with a Hedge Counterparty relating to the Receivables.

        "Hedge Counterparty" means, a Person (i) (A) the long-term and commercial paper or short-term deposit ratings of which are acceptable to the Majority Noteholder and (B) which shall agree in writing that, in the event that any of its long-term or commercial paper or short-term deposit ratings cease to be at or above the levels deemed acceptable by the Majority Noteholder, it shall secure its obligations

ANNEX A-9

in accordance with the request of the Majority Noteholder, (ii) that has entered into a Hedge Agreement and (iii) that is acceptable to the Majority Noteholder.

        "Hedging Costs" means any costs or expenses incurred by AmeriCredit or the Initial Noteholder in connection with entering into any Hedge Agreement including, without limitation, the initial cost of any such Hedge Agreement, related breakage costs and termination payments under any such Hedge Agreement.

        "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Note Register.

        "Indebtedness" means, with respect to any Person at any time, (a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

        "Indemnified Amounts" has the meaning specified in Section 9.11(b) of the Indenture.

        "Indemnified Party" has the meaning specified in Section 9.11(b) of the Indenture.

        "Indenture" means the Indenture specified in the introductory paragraph to this Annex A.

        "Indenture Trustee" means Bank One, NA, a national banking association, not in its individual capacity but as trustee under the Indenture, or any successor trustee under the Indenture.

        "Indenture Trustee Fee" means the fee payable to the Indenture Trustee on each Payment Date for services rendered under the Indenture and the other Basic Documents, as set forth in the Trusteeship Fee Schedule dated March 14, 2003 and acknowledged and accepted on March 14, 2003, as the same may be modified or supplemented with the consent of the Majority Noteholder.

        "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Receivables Seller and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Receivables Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Receivables Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

        "Independent Accountants" has the meaning specified in Section 4.11 of the Sale and Servicing Agreement.

        "Initial Noteholder" means Deutsche Bank AG, New York Branch or an Affiliate thereof identified in writing by Deutsche Bank AG, New York Branch to the Indenture Trustee and the Issuer.

        "Initial Note Principal Balance" means (i) with respect to the Class A Notes, $875,000,000, (ii) with respect to the Class B Notes, $50,000,000 and (iii) with respect to the Class C Notes, $30,000,000.

ANNEX A-10

        "Insolvency Event" means, with respect to a specified Person, (a) the filing of a petition against such Person or the entry of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation or such Person's affairs, and such petition, decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by, a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

        "Insurance Add-On Amount" means the premium charged to the Obligor in the event that the Servicer obtains Force-Placed Insurance pursuant to Section 4.4 of the Sale and Servicing Agreement.

        "Insurance Policy" means, with respect to a Receivable, any insurance policy (including the insurance policies described in Section 4.4 of the Sale and Servicing Agreement) benefiting the holder of the Receivable providing loss or physical damage, credit life, credit disability, theft, mechanical breakdown or similar coverage with respect to the Financed Vehicle or the Obligor.

        "Interest Carryover Shortfall" means, with respect to any Payment Date and any Class of Notes, the excess of (i) the sum of (a) the Interest Distributable Amount for the Notes of such Class for such Payment Date and (b) without duplication, any unpaid Interest Carryover Shortfall for the Notes of such Class and any preceding Payment Date plus interest thereon accrued from the preceding Payment Date to the current Payment Date at the applicable Note Rate over (ii) the amount of interest, if any, actually paid to Noteholders of such Class on such Payment Date.

        "Interest Distributable Amount" means, with respect to any Class of Notes and any Payment Date and the related Accrual Period, an amount equal to the sum of the Daily Interest Amounts for such Class of Notes for all days in the related Accrual Period, plus, with respect to the Class A Notes only, the Additional Interest for such Payment Date.

        "Investment Earnings" means, with respect to any date of determination and Trust Account, the investment earnings on amounts on deposit in such Trust Account on such date.

        "Issuer" means AmeriCredit Owner Trust 2003-1, the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

        "Issuer Obligations" means all of Issuer's obligations to pay all interest and principal of the Notes and all other obligations and liabilities of Issuer arising under, or in connection with, the Basic Documents, whether now existing or hereafter arising.

        "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

        "Lien" means a security interest, lien, charge, pledge, equity, or encumbrance of any kind, other than tax liens, mechanics' liens and any liens that attach to the respective Receivable by operation of law as a result of any act or omission by the related Obligor.

        "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles (or equivalent jurisdictional authority) of the applicable state to a secured party which indicates that the lien of the secured party

ANNEX A-11

on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor (as reflected on Exhibit B to the Custodian Agreement), the term "Lien Certificate" means only the specified certificate or notification issued to a secured party

        "Liquidated Receivable" means, with respect to any Collection Period, a Receivable as to which (i) 90 days have elapsed since the Servicer repossessed the Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received, or (iii) 5% or more of a Scheduled Receivable Payment shall have become 120 or more days delinquent, except in the case of a repossessed Financed Vehicle.

        "Liquidation Proceeds" means, with respect to a Liquidated Receivable, all amounts realized with respect to such Receivable.

        "Lockbox Account" means an account maintained on behalf of the Indenture Trustee by the Lockbox Bank pursuant to Section 4.2(d) of the Sale and Servicing Agreement.

        "Lockbox Agreement" means (i) the Multi-Party Remittance Processing Agreement, dated as of March 18, 2003, by and among the Servicer, the Issuer, the Lockbox Bank and the Indenture Trustee, (ii) if such agreement is terminated in accordance with its terms, a lockbox agreement acceptable to the Majority Noteholder or (iii) if the Master Servicer is the successor Servicer, a lockbox agreement among the Master Servicer, the Lockbox Bank and the Indenture Trustee reasonably acceptable to the Majority Noteholder, as any such agreement may be amended or supplemented from time to time with the consent of the Majority Noteholder.

        "Lockbox Bank" means (i) Bank One, NA. (Phoenix office), (ii) or any successor bank providing lockbox services with respect to the Receivables consented to by the Majority Noteholder or (iii) if the Master Servicer is the successor Servicer, Commerce Bank, N.A.

        "Majority Noteholder" means the holder or holders of in excess of 50% of the Note Principal Balance.

        "Master Servicer" means Systems & Services Technologies, Inc. as Master Servicer, together with its permitted successors and assigns in such capacity.

        "Master Servicer Certificate" has the meaning specified in Section 4.1 of the Sale and Servicing Agreement.

        "Master Servicer Fee" means, with respect to any Collection Period, the fee payable to the Master Servicer for services rendered during such Collection Period, as set forth on the Master Servicer Fee Schedule.

        "Master Servicer Fee Schedule" means the Master Servicer Fee Schedule attached as Schedule 1 to Annex B of the Sale and Servicing Agreement.

        "Maturity Date" means the date 88 months following the Closing Date.

        "Monthly Records" means all records and data maintained by the Servicer with respect to the Receivables, including the following with respect to each Receivable: the account number; the originating Dealer; Obligor name; Obligor address; Obligor home phone number; Obligor business phone number; original Principal Balance; original term; Annual Percentage Rate; current Principal Balance; current remaining term; origination date; first payment date; final scheduled payment date; next payment due date; date of most recent payment; new/used classification; collateral description; days currently delinquent; number of contract extensions (months) to date; amount of Scheduled Receivable Payment; current Insurance Policy expiration date; and past due late charges.

        "Monthly Tape" has the meaning specified in Section 4.13 of the Sale and Servicing Agreement.

ANNEX A-12

        "Moody's" means Moody's Investors Service, or its successor.

        "Net Liquidation Proceeds" means, with respect to a Liquidated Receivable, all related Liquidation Proceeds net of (i) reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the Financed Vehicle and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

        "Note Payment Account" means the account designated as such, established and maintained pursuant to Section 5.1 of the Sale and Servicing Agreement.

        "Note Principal Balance" shall mean, with respect to any date and any Class of Notes, an amount equal to the excess of (a) the Initial Note Principal Balance of such Class of Notes, over (b) the aggregate amount of any principal payments in respect of the Notes of such Class through and including such date.

        "Note Purchase Agreement" means the Note Purchase Agreement, dated as of March 18, 2003, among the Issuer, AmeriCredit (individually, in its capacity as the Receivables Seller, and in its capacity as the Servicer), the Purchasers (as defined therein) and the Initial Noteholder, as from time to time amended, supplemented or otherwise modified.

        "Note Rate" means (i) with respect to the Class A Notes, the Floating Rate, (ii) with respect to the Class B Notes, 8% per annum, and (iii) with respect to the Class C Notes, 11% per annum.

        "Note Register" and "Note Registrar" have the respective meanings specified in Section 2.4 of the Indenture.

        "Noteholder" means the Person in whose name a Note is registered in the Note Register.

        "Notes" means the AmeriCredit Owner Trust 2003-1 Receivables Backed Notes, substantially in the form of Exhibit A to the Indenture.

        "Notice of Additional Receivables" has the meaning specified in Section 2.01(e)(ix) of the Receivables Purchase and Contribution Agreement.

        "Notice of Repurchase" has the meaning specified in Section 2.16(b) of the Indenture.

        "Obligor" on a Receivable means the purchaser or co-purchasers of the Financed Vehicle and any other Person who owes payments under the Receivable.

        "Officers' Certificate" means, (i) with respect to the Sale and Servicing Agreement, a certificate signed by the chairman of the board, the president, any executive vice president or any vice president, any treasurer, assistant treasurer, secretary or assistant secretary of a Receivables Seller or the Servicer, as appropriate, and (ii) with respect to the Indenture, a certificate signed by any Authorized Officer of the Owner Trustee, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.02 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

        "Opinion of Counsel" means a written opinion of counsel that is reasonably acceptable to the Initial Noteholder, and is satisfactory in form and substance to the Initial Noteholder.

        "Outstanding" means, as of the date of determination, all Notes theretofore authenticated and delivered under the Indenture except:

    (i)    Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

ANNEX A-13

    (ii)    Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee); and

    (iii)    Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, however, that in determining whether the Holders of the requisite Outstanding amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Receivables Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee either actually knows to be so owned or has received written notice thereof shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Receivables Seller, the Servicer or any Affiliate of any of the foregoing Persons.

        "Overcollateralization Shortfall" means, with respect to any Payment Date, an amount equal to the positive difference, if any, between (a) the greater of (i) $15,000,000 and (ii) the Note Principal Balance of the Class A Notes on such Payment Date and (b) the aggregate Collateral Value as of such Payment Date.

        "Owner Trust Estate" has the meaning specified in the Trust Agreement.

        "Owner Trustee" means Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest or any successor Owner Trustee under the Trust Agreement.

        "Ownership Interest" means, as to any Note, any ownership or security interest in such Note as held by the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

        "Payment Date" means (i) with respect to each Collection Period, the eighth day of the following calendar month, or, if such day is not a Business Day, the immediately following Business Day, commencing April 8, 2003, (ii) the date of a Disposition and (iii) the Redemption Date.

        "Person" means any individual, corporation, estate, partnership, joint venture, association, limited liability company, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

        "Physical Property" has the meaning specified in the definition of "Delivery" above.

        "Plan" has the meaning specified in Section 2.05(c) of the Indenture.

        "Pre-Computed Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related Receivable as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the sum of periodic balances or the sum of monthly balances or any equivalent method or are monthly actuarial receivables.

        "Principal Balance" means, with respect to any Receivable, as of any date, the sum of (x) the Amount Financed minus (i) that portion of all amounts received on or prior to such date and allocable

ANNEX A-14

to principal in accordance with the terms of the Receivable and (ii) any Cram Down Loss in respect of such Receivable accounted for as of that date plus (y) the accrued and unpaid interest on such Receivable.

        "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

        "Protective Stamp" has the meaning specified in Section 1.1 of the Custodian Agreement.

        "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Section 4.7 of the Sale and Servicing Agreement or repurchased by a Receivables Seller or the Servicer pursuant to Section 3.2 of the Sale and Servicing Agreement.

        "Rating Agency" means Moody's and Standard & Poor's.

        "Realized Losses" means, with respect to any Receivable that becomes a Liquidated Receivable, the excess of the Principal Balance of such Liquidated Receivable over Net Liquidation Proceeds to the extent allocable to principal.

        "Receivable" means any Contract listed on the Schedule of Receivables.

        "Receivable Files" means the documents specified in Section 3.3 of the Sale and Servicing Agreement.

        "Receivables Amortization Amount" means, with respect to any Payment Date, the principal portion of all Collections received from Obligors on deposit in the Collection Account on such Payment Date relating to the Receivables other than Delinquent Receivables and excluding the principal component of any Liquidation Proceeds.

        "Receivables Purchase and Contribution Agreement" means the Receivables Purchase and Contribution Agreement specified in the introductory paragraph to this Annex A.

        "Receivables Schedule" means the Receivables Schedule attached as Schedule A to a RPA Assignment.

        "Receivables Seller" means AmeriCredit Financial Services, Inc. in its capacity as Receivables Seller under the Sale and Servicing Agreement.

        "Record Date" means, with respect to a Payment Date, the close of business on the Business Day immediately preceding such Payment Date, unless otherwise specified in the Indenture or the Sale and Servicing Agreement.

        "Records" means all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

        "Recoveries" means, with respect to any Defaulted Receivable, monies collected in respect thereof (other than Scheduled Receivable Payments collected from the related Obligor which cause such Receivable to be no longer a Defaulted Receivable), from whatever source (including those received from Titled Third-Party Lenders), during any Collection Period, net of the sum of any reasonable expenses incurred by the Servicer in connection with the collection, repossession and disposition of the related Financed Vehicle and any amounts required by law to be remitted to the related Obligor; provided that Recoveries with respect to any Defaulted Receivable shall in no event be less than zero.

        "Redemption Price" means, as of the Redemption Date, an amount, without duplication, equal to the sum of (i) the then Outstanding Note Principal Balance of the Class A Notes, plus the Interest Distributable Amount for the Class A Notes for such Payment Date and any Interest Carryover Shortfall for the Class A Notes, if any, for prior Payment Dates, (ii) the then Outstanding Note

ANNEX A-15

Principal Balance of the Class C Notes, plus the Interest Distributable Amount for the Class C Notes for such Payment Date and any Interest Carryover Shortfall for the Class C Notes, if any, for prior Payment Dates, (iii) any amounts due to the Noteholders (other than the Class B Noteholders) or the other Indemnified Parties under the Basic Documents, (iv) all reasonable expenses to which each of the Indenture Trustee and the Master Servicer is entitled to payment and has not been previously reimbursed pursuant to Section 2.10(c) of the Indenture (to the extent expressly set forth under the Indenture or the other Basic Documents), (v) all reasonable expenses to which the Servicer is entitled to payment and has not been previously reimbursed pursuant to Section 2.10(c) of the Indenture (to the extent expressly set forth under the Indenture or the other Basic Documents), (vi) all amounts due to any Hedge Counterparty in respect of any Hedge Agreement including, without limitation, any termination payments due in connection with the termination of any such Hedge Agreement as a result of the related redemption, and (vii) any other amounts due from the Issuer to any Person (other than the Class B Noteholders and the Certificateholders) under the Basic Documents including, without limitation, the costs and expenses relating to any Disposition (whether or not such Disposition is completed prior to the related redemption).

        "Redemption Termination Date" has the meaning specified in the Side Letter.

        "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

        "Repurchase Price" means, with respect to a Receivable, the Principal Balance and all accrued and unpaid interest on the Receivable, after giving effect to the receipt of any moneys collected (from whatever source) on such Receivable, if any.

        "Required Delinquent Receivables Amount" means, with respect to any Payment Date, the sum of (i) the aggregate Principal Balance of all Delinquent Receivables owned by the Issuer as of such Payment Date plus (ii) without duplication, the aggregate Principal Balance of all Receivables that became Liquidated Receivables during the related Collection Period (without reduction based on the application of any Liquidation Proceeds during such Collection Period); provided, however, the Required Delinquent Receivables Amount for any Payment Date plus all Required Delinquent Receivables Amounts from all prior Payment Dates shall not exceed $100,000,000.

        "Responsible Officer" means, with respect to the Indenture Trustee, any officer within the Corporate Trust Office of the Indenture Trustee, including but not limited to any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

        "Retained Securities" means, with respect to a Securitization, any subordinated securities issued or expected to be issued, or excess collateral value retained or expected to be retained, in connection therewith.

        "RPA Assignment" means the RPA Assignment, substantially in the form of Exhibit A to the Receivables Purchase and Contribution Agreement.

        "Sale and Servicing Agreement" means the Sale and Servicing Agreement specified in the introductory paragraph to this Annex A.

ANNEX A-16

        "S&SA Assignment" means the S&SA Assignment, substantially in the form of Exhibit B to the Sale and Servicing Agreement.

        "Sales Price" means, (A) with respect to the Receivables sold and contributed on the Closing Date, the product of the Discount Factor and the Aggregate Principal Balance of the Eligible Receivables conveyed on the Closing Date and (B) with respect to the Receivables sold and contributed on any Transfer Date after the Closing Date, an amount equal to the lesser of (i) the product of the Discount Factor and the Receivables Amortization Amount and (ii) funds available to purchase the Receivables pursuant to Section 2.10(c)(vi)(C) of the Indenture.

        "Schedule of Receivables" has the meaning specified in Section 2.1(b)(i) of the Sale and Servicing Agreement.

        "Schedule of Representations" means the Schedule of Representations and Warranties attached as Schedule B to the Sale and Servicing Agreement.

        "Scheduled Receivable Payment" means, with respect to any Collection Period for any Receivable, the amount set forth in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor's obligation under a Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940 or (iii) modifications or extensions of the Receivable permitted by Section 4.2(b) of the Sale and Servicing Agreement, the Scheduled Receivable Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

        "Secured Parties" means the Noteholders and any Hedge Counterparty.

        "Securities" means the Notes and the Certificate, collectively.

        "Securities Intermediary" has the meaning specified in Section 2.17(a) of the Indenture.

        "Securitization" means a sale or transfer of Receivables by the Issuer at the direction of the Majority Noteholder to any other Person in order to effect one or a series of structured-finance securitization transactions, including but not limited to transactions involving the issuance of securities which may be treated for federal income tax purposes as indebtedness of AmeriCredit or one or more of its wholly-owned subsidiaries.

        "Security Entitlement" shall have the meaning specified in Section 8-102(a)(17) of the UCC.

        "Securityholders" means the Noteholders and the Certificateholders, collectively.

        "Service Contract" means, with respect to a Financed Vehicle, the agreement, if any, financed under the related Receivable that provides for the repair of such Financed Vehicle.

        "Servicer" means AmeriCredit Financial Services, Inc., as the servicer of the Receivables, and each successor Servicer pursuant to Section 8.3 of the Sale and Servicing Agreement.

        "Servicer Extension Notice" has the meaning specified in Section 4.14 of the Sale and Servicing Agreement.

        "Servicer Termination Event" means an event specified in Section 8.1 of the Sale and Servicing Agreement.

        "Servicer's Certificate" means an Officer's Certificate of the Servicer delivered pursuant to Section 4.9 of the Sale and Servicing Agreement, substantially in the form of Exhibit A attached to the Sale and Servicing Agreement.

ANNEX A-17

        "Servicer's Reports" means the Servicer's Certificate, the Officer's Certificate required pursuant to Section 4.10 of the Sale and Servicing Agreement, the Accountants' Report, the Monthly Tape and any other report or certificate required to be delivered by the Servicer under the Basic Documents.

        "Servicing Collection and Credit Policy and Procedures" means AmeriCredit's written credit, servicing and collections procedures delivered or otherwise made available to the Initial Noteholder prior to the Closing Date, as amended from time to time in accordance herewith.

        "Servicing Fee" means, with respect to any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period, which shall be equal to one-twelfth of the Servicing Fee Rate multiplied by the average Aggregate Principal Balance of Receivables for each day during such Collection Period.

        "Servicing Fee Rate" means 2.25% per annum.

        "Servicing Portfolio" means as of any date, all receivables (whether or not thereafter sold or disposed of) which are serviced by the Servicer or any of its Affiliates at such time.

        "Servicing Standard" has the meaning specified in Section 4.1 of the Sale and Servicing Agreement.

        "Side Letter" means the Side Letter dated as of March 18, 2003, between AmeriCredit Financial Services, Inc. and Deutsche Bank AG, New York Branch.

        "Simple Interest Method" means the method of allocating a fixed level payment on an obligation between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the fixed rate of interest on such obligation multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and 365 days in the calendar year) elapsed since the preceding payment under the obligation was made.

        "Simple Interest Receivable" means a Receivable under which the portion of the payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

        "Standard & Poor's" means Standard & Poor's, a Division of The McGraw-Hill Companies, Inc., or its successor.

        "State" means any one of the 50 states of the United States of America or the District of Columbia.

        "Successor Person" has the meaning specified in Section 9.09(a)(i) of the Indenture.

        "Take-Out Securitization" means (a) a financing transaction of any sort undertaken by a Receivables Seller or any Affiliate of the Receivables Seller secured, directly or indirectly, by any Receivables or (b) any other asset securitization, secured loans or similar transactions involving any Receivables or any beneficial interest therein.

        "Tangible Net Worth" means, with respect to any Person, the net worth of such Person calculated in accordance with GAAP after subtracting therefrom the aggregate amount of such Person's intangible assets, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

        "Tax Opinion" means an opinion of Independent counsel that a contemplated action will not cause a tax to be imposed on the Issuer or any Person having an Ownership Interest in any Note.

        "Third-Party Lender" means an entity that originated a loan to a consumer for the purchase of a motor vehicle and sold the loan to AmeriCredit pursuant to an Auto Loan Purchase and Sale Agreement.

ANNEX A-18

        "Third-Party Lender Assignment" means, with respect to a Receivable, the executed assignment executed by a Third-Party Lender conveying such Receivable to AmeriCredit.

        "Titled Third-Party Lender" means a Third-Party Lender having a short term debt rating of at least A-1/P-1 from S&P and Moody's, respectively, that has agreed to assist AmeriCredit, to the extent necessary, with any repossession or legal action in respect of Financed Vehicles with respect to which such Third-Party Lender is listed as first lienholder or secured party on the certificate of title relating to such Financed Vehicle. Such Third-Party Lender has assigned its full interest in such Financed Vehicle to AmeriCredit and has furnished AmeriCredit with a power of attorney enabling AmeriCredit to enforce any of such Third-Party Lender's rights in such Financed Vehicle. The Receivables Schedule shall list each Titled Third-Party Lender.

        "Transfer Date" means, during the Facility Period, (i) the Closing Date, and (ii) each Payment Date.

        "Treasury Regulations" means temporary, final or proposed regulations (to the extent that by reason of their proposed effective date such proposed regulations would apply to the Issuer) of the United States Department of the Treasury.

        "Trust" means the Issuer.

        "Trust Account Property" means the Trust Accounts, all amounts and investments held from time to time in any Trust Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), and all proceeds of the foregoing.

        "Trust Accounts" has the meaning specified in Section 5.1(b) of the Sale and Servicing Agreement.

        "Trust Agreement" means the Trust Agreement dated as of March 18, 2003, between the Depositor and the Owner Trustee, as the same may be amended and supplemented from time to time.

        "Trust Estate" has the meaning specified in the Granting Clause of the Indenture.

        "Trust Receipt" has the meaning specified in Section 1.1 of the Custodian Agreement.

        "Trustee and Custodian Cap" means $350,000 per calendar year or, after an Event of Default has occurred and is continuing, $450,000 per calendar year; provided, however, that any amounts not paid in a calendar year due to such limitation may be paid in the subsequent calendar year (subject to the limitation applicable to such subsequent calendar year); provided, further, that such limitations shall not apply to the fee due to the Custodian in connection with the review of Demand Documents under the Custodian Agreement.

        "UCC" means, unless the context otherwise requires, the Uniform Commercial Code, as in effect in the relevant jurisdiction, as amended from time to time.

        "UCC Financing Statement" means a financing statement executed and in form sufficient for filing pursuant to the UCC, as in effect in the relevant jurisdiction.

        "Whole Receivable Sale" means any sale or other disposition of Receivables other than pursuant to a Securitization.

ANNEX A-19

ANNEX B

        If, pursuant to the terms and conditions of the Sale and Servicing Agreement, the Master Servicer shall become the Servicer, the following Sections shall be amended as follows:

        Section 4.3(a).    The following provision shall follow the third sentence of Section 4.3(a):

        "Notwithstanding anything to the contrary contained herein, following the repossession and sale of the related Financed Vehicle by the Servicer, the Servicer shall not be obligated to pursue any deficiency collections against the related Obligor except pursuant to a separate agreement between the Issuer and the Servicer with the consent of the Majority Noteholder."

        Section 4.3(a).    The last four sentences of Section 4.3(a) shall be replaced in their entirety by the following sentences:

        "All amounts received upon liquidation of a Financed Vehicle shall be remitted directly by the Servicer to the Lockbox Account no later than the Business Day after receipt thereof. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds from the aggregate Liquidation Proceeds. The Servicer shall pay on behalf of the Issuer any personal property taxes assessed on repossessed Financed Vehicles. The Servicer shall be entitled to reimbursement of any such tax from the aggregate Liquidation Proceeds."

        Section 4.3(a).    The following sentence shall be added to the end of Section 4.3(a):

        "In the event the Servicer is not fully reimbursed for all reasonable expenses incurred pursuant to this Section 4.3(a), the Servicer shall be entitled to recover such unreimbursed amounts from Available Funds in accordance with Section 2.10(c) of the Indenture."

        Section 4.3(b).    Section 4.3(b) shall be replaced in its entirety by the following provision:

        "The Servicer shall use all reasonable efforts to enforce or collect upon a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment. If the Servicer is unable to enforce or collect upon any such agreement without commencing a legal proceeding, the Servicer shall advise the Majority Noteholder whether, in its reasonable judgment, commencing a legal proceeding to enforce or collect upon such agreements is advisable, and shall only commence a legal proceeding to enforce such agreements or commence or participate in any other legal proceeding relating to or involving such agreements if directed to do so by the Majority Noteholder. If the Servicer is directed to commence a legal proceeding to enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the act of commencement shall be deemed to be an automatic assignment from the Issuer to the Servicer of the rights under such Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment on the grounds that it is not a real party in interest or a Person entitled to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, the Owner Trustee and/or the Indenture Trustee, at the Servicer's expense, or the Receivables Seller, at the Receivables Seller's expense, shall take such steps as the Servicer deems reasonably necessary to enforce the Dealer Agreement, Auto Loan Purchase and Sale Agreement, Dealer Assignment or Third-Party Lender Assignment, including bringing suit in its name or the name of the Receivables Seller or of the Issuer and the Owner Trustee and/or the Indenture Trustee for the benefit of the Noteholders. The Servicer shall be reimbursed from Available Funds, in accordance with Section 2.10(c) of the Indenture, for all reasonable expenses incurred pursuant to any legal action undertaken pursuant to this Section at the direction of the Majority Noteholder."

        Section 4.4(a).    The first sentence of Section 4.4(a) shall be replaced in its entirety by the following sentence:

        "The Servicer shall require, in accordance with the Servicing Standard, that each Financed Vehicle be insured by the related Obligor under the Insurance Policies referred to in Paragraph 24 of the Schedule of Representations and Warranties and shall monitor the status of such physical loss and damage insurance coverage thereafter to the extent that it receives notice of determination or non-renewal thereof; provided, however, that in no event will the Servicer be required to retain a third-party service to monitor such physical loss and damage insurance coverage."

        Section 4.4(d).    Section 4.4(d) shall be replaced in its entirety by the following provision:

        "The Servicer shall use all reasonable efforts to enforce or collect upon the Insurance Policies. If the Servicer is unable to enforce or collect upon the Insurance Policies without commencing a legal proceeding, the Servicer shall advise the Majority Noteholder whether, in its reasonable judgment, commencing a legal proceeding to enforce or collect upon the Insurance Policies is advisable, and shall only commence a legal proceeding in its own name (or, if possible, as an agent of the Issuer) to enforce the Insurance Policies or commence or participate in any other legal proceeding relating to or involving the Insurance Policies if directed to do so by the Majority Noteholder. If the Servicer is directed to commence a legal proceeding to enforce an Insurance Policy, the act of commencement shall be deemed to be an automatic assignment of the rights of the Issuer under such Insurance Policy to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce an Insurance Policy on the grounds that it is not a real party in interest or a holder entitled to enforce the Insurance Policy, the Owner Trustee and/or the Indenture Trustee, at the Servicer's expense, or the Receivables Seller, at the Receivables Seller's expense, shall take such steps as the Servicer deems necessary to enforce such Insurance Policy, including bringing suit in its name or the name of the Issuer and the Owner Trustee and/or the Indenture Trustee for the benefit of the Noteholders. The Servicer shall be reimbursed from Available Funds, in accordance with Section 2.10(c) of the Indenture, for all reasonable expenses incurred pursuant to any legal action undertaken at the direction of the Majority Noteholder."

        Section 4.5(a).    The following sentence shall be added to the end of Section 4.5(a):

        "The Servicer shall be entitled to recover all reasonable expenses incurred pursuant to this Section 4.5(a) from Available Funds in accordance with Section 2.10(c) of the Indenture."

        Section 4.5(b).    The following sentence shall be added to the end of Section 4.5(b):

        "The Servicer shall be entitled to recover all reasonable expenses incurred pursuant to this Section 4.5(b) from Available Funds in accordance with Section 2.10(c) of the Indenture."

        Section 4.11.    Section 4.11 shall be replaced in its entirety by the following sentence:

        "Annual Report of Accountants.

        The Master Servicer shall cause a firm of independent certified public accountants, which may also render other services to the Master Servicer or its affiliates, to deliver to the Indenture Trustee, within 120 days after the end of each fiscal year, commencing with the fiscal year ending December 31, 2003, (i) an opinion by a firm of independent certified public accountants on the financial position of the Master Servicer at the end of the relevant fiscal year and the results of operations and changes in financial position of the Master Servicer for such year then ended on the basis of an examination conducted in accordance with generally accepted auditing standards, and (ii) a report from such independent certified public accountants to the effect that based on an examination of certain specified documents and records relating to the servicing of the Master Servicer's loan portfolio conducted substantially in compliance with SAS 70 (the "Applicable Accounting Standards"), such firm is of the opinion that such servicing has been conducted in compliance with the Applicable Accounting

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Standards except for (a) such exceptions as such firm shall believe to be immaterial and (b) such other exceptions as shall be set forth in such statement."

        Section 4.14.    The last 3 sentences of Section 4.14 shall be replaced in their entirety by the following:

        "The Majority Noteholder shall give written notice at lease 60 days prior to the end of the related calendar quarter that such term will be extended for an additional quarter. Each such notice (a "Servicer Extension Notice") shall be delivered by the Majority Noteholder to the Indenture Trustee and the Servicer. If no Servicer Extension Notice is given 60 days prior to the end of the related calendar quarter, the Servicer acknowledges that its rights and obligations as Servicer hereunder shall automatically terminate at the end of the then current calendar quarter and the Servicer shall be entitled to a termination fee equal to the greater of (i) the Master Servicer Fee for the final month of the Servicer's term and (ii) $65,000."

        Section 4.15.    Section 4.15 shall be replaced in its entirety by the following provision:

        "Fidelity Bond and Errors and Omissions Policy. The Servicer has obtained, and shall continue to maintain in full force and effect, a Fidelity Bond and Errors and Omissions Policy of a type and in such amount as is customary for servicers engaged in the business of servicing automobile receivables; provided, however, that, with the consent of the Majority Noteholder (not to be unreasonably withheld), the Servicer shall be deemed to have fulfilled its obligation pursuant to this Section 4.15 if it has obtained and continues to maintain in full force and effect, a self-insured Fidelity Bond and Errors and Omissions Policy through JP Morgan Chase Bank or any of its affiliates."

        Section 5.4.    Section 5.4 shall be replaced in its entirety by the following provision:

        "The Receivables Seller shall transfer or cause to be deposited in the Collection Account on the Determination Date on which such obligations are due the aggregate Repurchase Price with respect to Purchased Receivables. The proceeds of any purchase or sale of the assets of the Issuer described in Section 4.16 hereof shall be deposited in the Collection Account."

        Section 8.1.    Section 8.1 shall be replaced in its entirety with the following provision:

        "Servicer Termination Event. For purposes of this Agreement, each of the following shall constitute a "Servicer Termination Event":

          (a)    Any failure by the Servicer to deliver to the Indenture Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of this Agreement that continues unremedied for a period of two Business Days; or

          (b)    Failure by the Servicer to deliver to the Indenture Trustee and the Majority Noteholder the Servicer's Certificate by the second Business Day prior to the Payment Date, or failure on the part of the Servicer to observe its covenants and agreements set forth in Section 7.4(a); or

          (c)    Failure on the part of the Servicer to duly observe or perform any other covenants or agreements of the Servicer set forth in this Agreement, which failure materially and adversely affects the Noteholders (as determined by the Noteholders in their sole discretion) and continues unremedied for a period of 30 days after knowledge thereof by the Servicer or after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Indenture Trustee, the Master Servicer or the Majority Noteholder; or

          (d)    The entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or another present or future, federal bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of their respective property or ordering the

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  winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days or the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law and such case is not dismissed within 60 days; or

          (e)    The commencement by the Servicer of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future, federal or state, bankruptcy, insolvency or similar law, or the consent by the Servicer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or of any substantial part of their respective property or the making by the Servicer of an assignment for the benefit of creditors or the failure by the Servicer generally to pay its debts as such debts become due or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

          (f)    The Majority Noteholder shall have failed to deliver a Servicer Extension Notice pursuant to Section 4.14; or

          (g)    The rating of any successor by merger, consolidation, transfer, lease or succession to the Servicer fails to comply with the requirements of Section 6.4 or 7.4, respectively."

        Section 10.1.    The Servicer shall cooperate in good faith with the Issuer and the Majority Noteholder to provide for performance of the administrative functions required to be performed by the Issuer under the Basic Documents and shall perform such administrative functions as may be reasonably requested by the Majority Noteholder and the Issuer. The Servicer shall be entitled to reimbursement of expenses related to performing and providing for the performance of such administrative functions pursuant to Section 2.10(c).

        Section 11.2(h).    The following sentence shall be added to the end of Section 11.2(h):

        "The Servicer shall be reimbursed for all reasonable expenses incurred pursuant to this Section 11.2(h) from Available Funds in accordance with Section 2.10(c) of the Indenture."

        Schedule C to the Sale and Servicing Agreement shall be replaced in its entirety by the Servicer with a schedule of servicing policies and procedures that is acceptable to the Majority Noteholder.

        Attached hereto as Schedule 1 is the Master Servicer Fee Schedule.

        Except as expressly set forth in this Annex B, all other terms, provisions and conditions of the Sale and Servicing Agreement shall remain in full force and effect.

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Schedule 1 to Annex B

SYSTEMS & SERVICES TECHNOLOGIES, INC.
A SUBSIDIARY OF JPMORGAN CHASE

SERVICING FEE PROPOSAL:
DEUTSCHE BANK / AMERICREDIT
WHOLE LOAN TRANSACTION
MARCH 18, 2003

I.    FEES

A.	Master and Standby Servicing(1)

	1.	One-Time Setup Fee		$20,000

	2.	Monthly Fee(2)	the greater of	5 bsp or $10,000 per month

B.	Successor Servicing(3)

	1.	One Time Boarding Fee(4)		$5.00 per loan

	2.	Monthly Fee(2)(5)

a. Remaining term of 36 months or more:
			the greater of	225 bsp or $14.00 per month

		b. Remaining term of 36 months or less:		$19.00 per month

	3.	Minimum Monthly Fee		$3,000

II.    EXPENSES

        A.    Standby Servicing and Transfer Expenses

  SST shall be reimbursed for all costs and expenses incurred in connection with its Standby Servicing duties and the transfer of contracts to SST for successor servicing. Such costs and expenses include, but are not limited to, those related to travel, obligor mailings, freight and file shipping.

        B.    Successor Servicing Expenses(2)

  SST shall be reimbursed for all out-of-pocket expenses including, but not limited to, those associated with asset recovery, liquidation, travel, lodging, legal proceedings related to replevin actions or obligor bankruptcies, statement and mailing costs, title processing, bank charges, field calls, and insurance tracking, if any. Additionally, SST shall receive an administrative fee amounting to 3% of the funds advanced by SST to cover any such expenses during any monthly collection period. In order to avoid this administrative fee, Deutsche Bank (or another party, as appropriate) may at any time during the term establish and fund an advance account to be utilized by SST to cover all such expenses and costs provided in this section for any monthly collection period. Any such advance account must be fully funded on a monthly basis in an amount sufficient to cover the out-of-pocket expenses projected by SST for each subsequent monthly collection period.

III.  MISCELLANEOUS(3)

        A.    Claim Filing Costs

  In the event SST files insurance claims in connection with any contract serviced by SST, SST shall receive $25.00 per filing.

        B.    Administrative Fees/Servicing Charges

  SST shall receive all administrative fees, including extension processing fees, NSF fees and late charges received by SST during any monthly collection period.

        C.    Deficiency Collections

  Under separate agreement, SST may provide deficiency collections services on a contingency fee basis.

(1)
Standby services limited to: (i) monthly receipt of an electronic loan data transmission, including all relevant obligor contact information including address and phone numbers, loan balance, payment information, and comment histories (ii) receipt of and verification some information supplied on the month-end servicer statement

(2)
Basis points are annualized (i.e., applicable basis points/12) and shall be based on end of month outstanding principal balance for the immediately preceding Collection Period of each individual Active Contract, as defined below.

(3)
These items shall only apply to SST's performance of successor servicing duties.

(4)
Boarding Fees shall not exceed $200,000

(5)
SST shall receive this fee for all "Active Contracts" for any full or partial month where it functions as the Servicer. Active Contract is defined as any contract other than: (i) prepaid, fully satisfied contracts; (ii) contracts in which the asset has been liquidated and SST has posted the liquidation proceeds or any other anticipated proceeds (e.g., credit enhancement insurance); or (iii) contracts in which SST has completed all work in connection with processing and receiving insurance payoffs. There shall be a $0.50 monthly servicing fee for each contract that is not an Active Contract until such time as SST is duly instructed to write the obligor's balance down to $0.00.

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QuickLinks

TABLE OF CONTENTS
ARTICLE IV Administration and Servicing of Receivables.
ARTICLE VIII Servicer Termination.
ARTICLE IX Termination.
ARTICLE X Administrative Duties of the Servicer.
ARTICLE XI Miscellaneous Provisions.
SCHEDULE A SCHEDULE OF RECEIVABLES
SCHEDULE B REPRESENTATIONS AND WARRANTIES OF THE RECEIVABLES SELLER
SCHEDULE C SERVICING POLICIES AND PROCEDURES Note: Applicable Time Periods Will Vary by State
EXHIBIT A
EXHIBIT B
ANNEX B
  Schedule 1 to Annex B